Exhibit 10.11

EXECUTION COPY

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of May 29, 2014 (the “Closing Date”) by and among MIDCAP FUNDING V, LLC, a Delaware limited liability company (“MidCap”), as administrative agent (“Agent”), the Lenders listed on the Credit Facility Schedule attached hereto and otherwise party hereto from time to time (each a “Lender”, and collectively the “Lenders”), and SURGIQUEST, INC., a Delaware corporation (“Borrower”), provides the terms on which Lenders agree to lend to Borrower and Borrower shall repay Lenders. The parties agree as follows:

1                                         ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Except as expressly noted in this Agreement, calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 15. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All headings numbered without a decimal point are herein referred to as “Articles,” and all paragraphs numbered with a decimal point (and all subparagraphs or subsections thereof) are herein referred to as “Sections.”

2                                         CREDIT FACILITIES AND TERMS

2.1                               Promise to Pay. Borrower hereby unconditionally promises to pay to each Lender in accordance with each Lender’s respective Pro Rata Share of each Credit Facility, the outstanding principal amount of all Credit Extensions made by the Lenders under such Credit Facility and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2                               Credit Facilities. Subject to the terms and conditions hereof, each Lender, severally, but not jointly, agrees to make available to Borrower Credit Extensions in respect of each Credit Facility set forth opposite such Lender’s name on the Credit Facility Schedule, in each case not to exceed such Lender’s commitment as identified on the Credit Facility Schedule (such commitment of each Lender, as it may be amended to reflect assignments made in accordance with this Agreement or terminated or reduced in accordance with this Agreement, its “Applicable Commitment”, and the aggregate of all such commitments, the “Applicable Commitments”).

2.3                               Term Credit Facilities.

(a)                                 Nature of Credit Facility; Credit Extension Requests. For any Credit Facility identified on the Credit Facility Schedule as a term facility (a “Term Credit Facility”), Credit Extensions in respect of a Term Credit Facility may be requested by Borrower during the Draw Period for such Term Credit Facility. For any Credit Extension requested under a Term Credit Facility other than on the Closing Date, Agent must receive the completed Credit Extension Form by 12:00 noon (New York time) fifteen (15) Business Days prior to the date of the Credit Extension is to be funded. To the extent any Term Credit Facility proceeds are repaid for any reason, whether voluntarily or involuntarily (including repayments from insurance or condemnation proceeds), Agent and Lenders shall have no obligation to re-advance such sums to Borrower.

(b)                                 Principal Payments. Principal payable on account of a Term Credit Facility shall be payable by Borrower to Agent immediately upon the earliest of (i) the date(s) set forth in the Amortization Schedule for such Term Credit Facility, or (ii) the Maturity Date. Except as this Agreement may specifically provide otherwise, all prepayments of Credit Extensions under Term Credit Facilities shall be applied by Agent to the applicable Term Credit Facility in inverse order of maturity. The monthly payments required under the Amortization Schedule shall continue in the same amount (for so long as the applicable Term Credit Facility shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the applicable Term Credit Facility.

(c)                                  Mandatory Prepayment. If a Term Credit Facility is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Credit Facility and all other Obligations, plus accrued and unpaid interest thereon, (ii) any fees payable under the Fee Letters by reason of such prepayment, (iii) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid, and (iv) all other sums that shall have become due and payable, including Protective Advances. Additionally, at the election of Agent, Borrower shall prepay the Term Credit Facilities (to be allocated pro rata among the outstanding Credit Extensions under all Term Credit Facilities) in the following amounts: (A) on the date on which any Credit Party (or Agent as loss payee or assignee) receives any casualty proceeds in excess of One Hundred Thousand Dollars ($100,000) for personal property constituting Collateral, or in excess of Two Hundred Fifty Thousand Dollars ($250,000) for real property constituting Collateral, in respect of assets upon which Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and, in the case of personal property, repayment of any permitted purchase money debt encumbering the personal property that suffered such casualty), or such lesser portion of such proceeds as Agent shall elect to apply to the Obligations; and (B) upon receipt by any Credit Party of the proceeds of any asset disposition of personal property not made in the Ordinary Course of Business (other than transfers permitted by Section 7.1) an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket expenses and repayment of any permitted purchase money debt encumbering such asset), or such lesser portion as Agent shall elect to apply to the Obligations. Notwithstanding the foregoing, (a) so long as no Default or Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $100,000 in the aggregate with respect to any property loss in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (x) shall be of greater, equal or like value as the replaced or repaired Collateral and (y) shall be deemed Collateral in which Agent and Lenders have been granted a first priority security interest, and (b) after the occurrence and during the continuance of a Default or Event of Default, all proceeds payable under such casualty policy shall, at the option of Agent, be payable to Agent, for the ratable benefit of the Lenders, on account of the Obligations.

(d)                                 Permitted Prepayment. Except as provided below, Borrower shall have no right to prepay the Credit Extensions made in respect of a Term Credit Facility. After the Closed Period, if any, for the applicable Term Credit Facility as specified in the Credit Facility Schedule, Borrower shall have the option to prepay the Prepayable Amount (as defined below) of a Term Credit Facility advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Agent of its election to prepay the Prepayable Amount at least thirty (30) days prior to such prepayment, and (ii) pays to Agent, for payment to each Lender in accordance with its respective Pro Rata Share, on the date of such prepayment, an amount equal to the sum of (A) the Prepayable Amount plus accrued interest thereon, (B) any fees payable under the Fee Letters by reason of such prepayment, (C) the Applicable Prepayment Fee as specified in the Credit Facility Schedule for the Credit Facility being prepaid; provided that, notwithstanding anything herein to the contrary, if Borrower elects to make the Revolving Tranche Increase Prepayment, Borrower shall not be required to pay the Applicable Prepayment Fee described in this subsection 2.3(d)(ii)(C) solely with respect to the amount prepaid by the Revolving Tranche Increase Prepayment, and (D) all Protective Advances. The term “Prepayable Amount” means, other than in connection with the Revolving Tranche Increase Prepayment, all, but not less than all, of the Credit Extensions and all other Obligations under all Term Credit Facilities.

2.4                               Revolving Credit Facilities.

(a)                                 Nature of Credit Facility; Credit Extension Requests. For the Credit Facility identified on the Credit Facility Schedule as “Revolving” (the “Revolving Credit Facility”), such Revolving Credit Facility shall be in the nature of a revolving line of credit. Borrower may from time to time request Credit Extensions under the Revolving Credit Facility in compliance with this Section. Agent and Lenders shall have no obligation to fund any Credit Extension in respect of a Revolving Credit Facility if the outstanding principal balance of the Revolving Credit Facility, together with accrued interest thereon and any other Obligations then accrued or payable, exceeds the lesser of (i) the Applicable Commitments for such Revolving Credit Facility, and (ii) the Borrowing Base as then in effect. The Borrowing Base shall be determined by Agent based on the most recent Credit Extension Form delivered to Agent in accordance with this Agreement. Borrower’s Credit Extension Form for an advance under a

Revolving Credit Facility shall include a certificate, on a form designated by Agent from time to time and in substance satisfactory to Agent, certifying the amount of the Borrowing Base and providing such backup information as Agent shall deem necessary. For any Credit Extension requested under a Revolving Credit Facility, Agent must receive the completed Credit Extension Form by 12:00 noon (New York time) three (3) Business Days prior to the date of the Credit Extension is to be funded. A request for a Credit Extension in respect of a Revolving Credit Facility shall be deemed to have been made by Borrower for any amount required to be paid under this Agreement, whether as interest or for any other Obligation; such event shall be deemed irrevocably to be a request for a Credit Extension under the Revolving Credit Facility on the day following the due date in the amount required to pay such interest or other Obligation if such was not paid by Borrower on the due date.

(b)                                 Mandatory Principal Payments. Principal payable on account of the Revolving Credit Facility shall be payable by Borrower to Agent immediately at any time that the outstanding principal balance of the Revolving Credit Facility is in excess of the Borrowing Base or the Applicable Commitments for such Revolving Credit Facility, in the amount of such excess.

(c)                                  Early Termination Fee. Upon a Revolver Accrual Date, Borrower shall pay, as compensation for the costs of such Lenders being prepared to make funds available to Borrower under such Revolving Credit Facility to Agent, for the ratable benefit of the Lenders based on their Pro Rata Share of the Revolving Credit Facility, the Applicable Prepayment Fee, as defined in the Credit Facility Schedule for the Revolving Credit Facility.

(d)                                 Collections and Lockbox Procedures.

(i)                                     Borrower may at any time, but prior to the Revolving Tranche Increase Request shall, establish and maintain a lockbox (the “Lockbox”) and a demand deposit account (the “Lockbox Account”)with a United States depository institution designated from time to time by Agent (the “Lockbox Bank”), subject to the provisions of this Agreement, and shall execute with the Lockbox Bank a Control Agreement and such other agreements related to such Lockbox as Agent may require (a “Lockbox Agreement”; and the establishment of such Lockbox and Lockbox Account and entering into such Lockbox Agreement, the “Lockbox Structure Event”). In Agent’s sole discretion, the Lockbox Bank may be Agent or an Affiliate or nominee of Agent. Borrower shall ensure: (A) prior to the Lockbox Structure Event, that all collections and Proceeds (as defined in the Code) of all Revolving Collateral are paid, or if received by check, deposited by Borrower in the U.S. mail or with a reputable overnight courier within one (1) Business Day of Borrower’s receipt for delivery to the appropriate depository institution and deposited within five (5) Business Days of Borrower’s receipt, directly into a deposit account that is subject to a Control Agreement in accordance with Section 6.6; (B) after the Lockbox Structure Event, that all collections and Proceeds (as defined in the Code) of all Revolving Collateral are paid directly (i) into the Lockbox for deposit into the Lockbox Account and/or (ii) into the Lockbox Account. After the Lockbox Structure Event, the Lockbox Account shall at all times be subject to a standing order issued by Borrower to the Lockbox Bank directing the Lockbox Bank to sweep all funds in the Lockbox Account to the Payment Account on a daily basis. Borrower shall pay to Agent upon demand all fees, charges, expenses and other amounts paid or incurred by Agent in connection with the Lockbox, the Lockbox Account and the Lockbox Agreement. Borrower hereby indemnifies and agrees to defend and hold Agent harmless from and against any and all liabilities, claims, losses and demands whatsoever, including reasonable attorneys’ fees and expenses, arising from or relating to actions of Agent or the Lockbox Bank pursuant to any Lockbox Agreement, except to the extent of such losses arising solely from Agent’s gross negligence or willful misconduct. To the extent that any collections or Proceeds of Revolving Collateral are not sent directly to the Subject Deposit Account as described above, but are received by any Borrower, such collections shall be held in trust for the benefit of Agent pursuant to an express trust created hereby and immediately remitted into such Subject Deposit Account. If any funds received by Borrower are not deposited by Borrower in the U.S. mail or with a reputable overnight courier within one (1) Business Day of Borrower’s receipt for delivery to the appropriate depository institution and deposited within five (5) Business Days of Borrower’s receipt, then Borrower shall pay to Agent, for its own account and not for the account of any other Lenders, a compliance fee equal to $500 for each day that any such conditions exist. This paragraph shall not in any way limit the requirements set forth in Section 6.6.

(ii)                                  After the Lockbox Structure Event, the Agent shall apply, on a daily basis, all funds transferred into the Payment Account to reduce the outstanding Credit Extensions under the Revolving Credit Facility in such order of application as Agent shall elect. Agent shall have no obligation to apply any funds transferred into the Payment Account to reduce outstanding Credit Extensions under any other Credit Facility, but Agent shall have the option to apply such funds to any other Credit Facility to the extent of any payments (whether of principal, interest or otherwise) due and payable in respect thereof. For purposes of calculating interest pursuant to Section 2.6, all funds transferred to the Payment Account for application to any Revolving Credit Extensions shall be subject to a five (5) Business Day clearance period and all interest accruing on such funds during such clearance period shall accrue for the benefit of Agent, and not for the benefit of the Lenders. If as the result of collections of Accounts pursuant to the terms and conditions of this Section, a credit balance exists with respect to the Revolving Credit Facility, such credit balance shall not accrue interest in favor of Borrower, but at Agent’s discretion, or upon request of Borrower for so long as no Default exists, Agent shall transfer such funds in the Payment Account in the amount of such credit balance to the Designated Funding Account.

(iv)                              Compliance with the terms of this Section is essential, and Agent and Lenders will suffer immediate and irreparable injury and have no adequate remedy at law, if Borrower, through acts or omissions, causes or permits Account Debtors to send payments other than to the Subject Deposit Account as herein required. Accordingly, in addition to all other rights and remedies of Agent and Lenders hereunder, Agent shall have the right to seek specific performance of the Borrower’s obligations under this Section, and any other equitable relief as Agent may deem necessary or appropriate, and Borrower waives any requirement for the posting of a bond in connection with such equitable relief. If Borrower breaches its obligation to direct collections and Proceeds of Revolving Collateral to the Subject Deposit Account, Agent, as the irrevocably made, constituted and appointed true and lawful attorney for Borrower, may, by the signature or other act of any of Agent’s officers (without requiring any of them to do so), direct any Account Debtor to pay collections and Proceeds of the Revolving Collateral to Borrower by directing payment to the Subject Deposit Account.

(v)                                 Borrower shall, and shall cause each Credit Party to, cooperate with Agent in the identification and reconciliation on a daily basis of all amounts received in or required to be deposited into the the Subject Deposit Account. If more than five percent (5%) of the collections and Proceeds of Revolving Collateral received by Borrower during any given fifteen (15) day period is not identified or reconciled to the reasonable satisfaction of Agent within ten (10) Business Days of receipt, Agent and Lenders shall not be obligated to make further advances under any Credit Facility until such amount is identified or is reconciled to the reasonable satisfaction of Agent, as the case may be. In addition, if any such amount cannot be identified or reconciled to the reasonable satisfaction of Agent, Agent may utilize its own staff or, if it deems necessary, engage an outside auditor, in either case at Borrower’s expense (which in the case of Agent’s own staff shall be in accordance with Agent’s then prevailing customary charges plus expenses), to make such examination and report as may be necessary to identify and reconcile such amount. Upon the Lockbox Structure Event, Borrower shall not, and Borrower shall not suffer or permit any Credit Party to, (i) withdraw any amounts from any Lockbox Account, (ii) change the procedures or sweep instructions under the agreements governing any Lockbox Account, or (iii) unless Agent shall otherwise consent in writing, send to or deposit in any Lockbox Account any funds other than collections and Proceeds of Revolving Collateral.

(e)                                  Borrowing Base Collateral Administration.

(i)             All data and other information relating to Accounts or other intangible Collateral shall at all times be kept by Borrower at its principal office or at another location subject to an Access Agreement and shall not be moved from such locations without Borrower (A) providing prior written notice to Agent, and (B) obtaining the prior written consent of Agent, which consent shall not be unreasonably withheld.

(ii)          Borrower shall provide prompt written notice to each Person who either is currently an Account Debtor or becomes an Account Debtor at any time following the date of this Agreement that directs each Account Debtor to make payments into the Subject Deposit Account, and hereby authorizes Agent, upon Borrower’s failure to send such notices within ten (10) days after the date of this Agreement (or ten (10) days after the Person becomes an Account Debtor), to send any and all similar notices to such Person. Agent reserves, at any time after an Event of Default, the right to notify Account Debtors that Agent has been granted a Lien upon all Accounts.

(iii)       Borrower will conduct a physical count of the Inventory at least twice per year and at such other times as Agent requests, and Borrower shall provide to Agent a written accounting of such physical count in form and substance satisfactory to Agent. Each Borrower will use commercially reasonable efforts to at all times keep its Inventory in good and marketable condition. In addition to the foregoing, from time to time, but in any case, so long as no Default or Event of Default shall have occurred and be continuing, no more than one time per calendar year, Agent may require Borrower to obtain and deliver to Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to Agent stating the then current fair market values of all or any portion of Inventory owned by each Borrower or any Subsidiaries.

(iv)      In addition to the foregoing, from time to time, but in any case, so long as no Default or Event of Default shall have occurred and be continuing, no more than one time per calendar year, Agent may require Borrower to obtain and deliver to Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to Agent stating the then current fair market values of all or any portion of Eligible Collateral.

(v)         Without limiting any other rights and remedies of Agent hereunder or under the other Financing Documents, after an Event of Default Agent shall have the continuing right to withhold from the Borrowing Base reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Agent’s good faith credit judgment and discretion, such reserves are necessary.

(f)                                   Definitions. The following terms, as used in this Article shall have the following meanings:

“Borrowing Base” means

(a) the product of (i) eighty-five percent (85%) multiplied by (ii) the aggregate net amount at such time of the Eligible Accounts;

plus

(a) the product of (i) seventy percent (70%) multiplied by (ii) the aggregate net amount at such time of the Eligible Foreign Accounts;

plus

(c) twenty-five percent (25%) multiplied by the value of the Eligible Inventory, valued at the lower of first-in-first-out cost or market cost, and after factoring in all rebates, discounts and other incentives or rewards associated with the purchase of the applicable Inventory;

minus

(d) the amount of any reserves and/or adjustments provided for in this Agreement.

provided, however, that the Borrowing Base will be adjusted down if necessary, such that availability from Eligible Foreign Accounts shall never exceed 33% of the total Borrowing Base.

“Eligible Collateral” means Eligible Accounts and Eligible Inventory.

“Eligible Account” means, subject to the criteria below, an account receivable of a Borrower, which was generated in the Ordinary Course of Business, which was generated originally in the name of a Borrower and not acquired via assignment or otherwise, and which Agent, in its good faith credit judgment and discretion, deems to be an Eligible Account. The net amount of an Eligible Account at any time shall be (a) the face amount of such Eligible Account as originally billed minus all cash collections and other proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, and (b) adjusted by applying percentages (known as “liquidity factors”) by payor and/or payor class based upon the applicable Borrower’s actual recent collection history for each such payor and/or payor class in a manner consistent with Agent’s underwriting practices and procedures. Such liquidity factors may be adjusted by Agent from time to time as warranted by Agent’s underwriting practices and procedures and using Agent’s good faith credit judgment. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

(i)                                     the Account remains unpaid more than 90 days (or in the case of Eligible Foreign Accounts 60 days) past the claim or invoice date (but in no event more than 120 days (or in the case of Eligible Foreign Accounts 90 days) after the applicable goods or services have been rendered or delivered);

(ii)                                  the Account is subject to any defense, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind (but only to the extent of such defense, setoff, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment), or the applicable Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(iii)                               if the Account arises from the sale of goods, any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged (but only to the extent that such goods have been so returned, rejected, lost or damaged);

(iv)                              if the Account arises from the sale of goods, the sale was not an absolute, bona fide sale, or the sale was made on consignment or on approval or on a sale-or-return or bill-and-hold or progress billing basis, or the sale was made subject to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee or the sale was not made in compliance with applicable Laws;

(v)                                 if the Account arises from the performance of services, the services have not actually been performed or the services were undertaken in violation of any law or the Account represents a progress billing for which services have not been fully and completely rendered;

(vi)                              the Account is subject to a Lien other than a Permitted Lien, or Agent does not have a first priority, perfected Lien on such Account;

(vii)                           the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment, unless such Chattel Paper or Instrument has been delivered to Agent;

(viii)                        the Account Debtor is an Affiliate or Subsidiary of a Credit Party, or if the Account Debtor holds any Indebtedness of a Credit Party;

(ix)                              more than fifty percent (50%) of the aggregate balance of all Accounts owing from the Account Debtor obligated on the Account are ineligible under subclause (i) above (in which case all Accounts from such Account Debtor shall be ineligible);

(x)                                 without limiting the provisions of clause (ix) above, fifty percent (50%) or more of the aggregate unpaid Accounts from the Account Debtor obligated on the Account are not deemed Eligible Accounts under this Agreement for any reason;

(xi)                              the total unpaid Accounts of the Account Debtor obligated on the Account exceed twenty percent (20%) of the net amount of all Eligible Accounts owing from all Account Debtors (but only the amount of the Accounts of such Account Debtor exceeding such twenty percent (20%) limitation shall be considered ineligible);

(xii)                           [reserved];

(xiii)                        the Account is unbilled or has not been invoiced to the Account Debtor in accordance with the procedures and requirements of the applicable Account Debtor;

(xiv)                       the Account is an obligation of an Account Debtor that is the federal, state or local government or any political subdivision thereof, unless Agent has agreed to the contrary in writing and Agent has received from the Account Debtor the acknowledgement of Agent’s notice of assignment of such obligation pursuant to this Agreement;

(xv)                          the Account is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the Account is an Account as to which any facts, events or occurrences exist which could reasonably be expected to impair the validity, enforceability or collectibility of such Account or reduce the amount payable or delay payment thereunder;

(xvi)                       the Account Debtor has its principal place of business or executive office outside the United States;

(xvii)                    the Account is payable in a currency other than United States dollars;

(xviii)                 the Account Debtor is an individual;

(xix)                       the Borrower owning such Account has not signed and delivered to Agent notices, in the form requested by Agent, directing the Account Debtors to make payment to the applicable Subject Deposit Account;

(xx)                          the Account includes late charges or finance charges (but only such portion of the Account shall be ineligible);

(xxi)                       the Account arises out of the sale of any Inventory upon which any other Person holds, claims or asserts a Lien; or

(xxii)                    the Account or Account Debtor fails to meet such other specifications and requirements which may from time to time be established by Agent in its good faith credit judgment and discretion.

“Eligible Foreign Account” means an account receivable of a Borrower that would constitute an “Eligible Account” but is excluded from Eligible Accounts under clause (xvi) of the definition of “Eligible Account” solely because the Account Debtor has its principal place of business or executive office outside the United States.

“Eligible Inventory” means Inventory owned by a Borrower and acquired and dispensed by such Borrower in the Ordinary Course of Business that Agent, in its good faith credit judgment and discretion, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

(i)                                     such Inventory is not owned by a Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower’s performance with respect to that Inventory);

(ii)                                  such Inventory is placed on consignment or is in transit;

(iii)                               such Inventory is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent;

(iv)                              such Inventory is excess, obsolete, unsalable, shopworn, seconds, damaged, unfit for sale, unfit for further processing, is of substandard quality or is not of good and merchantable quality, free from any defects;

(v)                                 such Inventory consists of marketing materials, display items or packing or shipping materials, manufacturing supplies or Work-In-Process;

(vi)                              such Inventory is not subject to a first priority Lien in favor of Agent;

(vii)                           such Inventory consists of goods that can be transported or sold only with licenses that are not readily available or of any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or similar term, by any environmental law or any Governmental Authority applicable to any Borrower or its business, operations or assets;

(viii)                        such Inventory is not covered by casualty insurance acceptable to Agent;

(ix)                              any covenant, representation or warranty contained in the Financing Documents with respect to such Inventory has been breached in any material respect;

(x)                                 such Inventory is located (i) outside of the continental United States or (ii) on premises where the aggregate amount of all Inventory (valued at cost) of Borrower located thereon is less than $10,000;

(xi)                              such Inventory is located on premises with respect to which Agent has not received a landlord, warehouseman, bailee or mortgagee letter acceptable in form and substance to Agent;

(xii)                           such Inventory consists of (A) discontinued items, (B) slow-moving or excess items held in inventory, or (C) used items held for resale;

(xiii)                        such Inventory does not consist of finished goods;

(xiv)                       such Inventory does not meet all standards imposed by any Governmental Authority, including with respect to its production, acquisition or importation (as the case may be);

(xv)                          such Inventory has an expiration date within the next six (6) months;

(xvi)                       such Inventory consists of products for which Borrower has a greater than three (3) month supply on hand;

(xvii)                    such Inventory is held for rental or lease by or on behalf of Borrower;

(xviii)                 such Inventory is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties, which agreement restricts the ability of Agent or any Lender to sell or otherwise dispose of such Inventory; or

(xix)                       such Inventory fails to meet such other specifications and requirements which may from time to time be established by Agent in its good faith credit judgment. Agent and Borrower agree that Inventory shall be subject to periodic appraisal by Agent and that valuation of Inventory shall be subject to adjustment pursuant to the results of such appraisal. Notwithstanding the foregoing, the valuation of Inventory shall be subject to any legal limitations on sale and transfer of such Inventory.

“Payment Account” means a deposit account of Agent or its Affiliates as designated by Agent to Borrower from time to time.

“Revolving Collateral” means all Accounts and all Inventory and all proceeds of all Accounts and all Inventory.

“Subject Deposit Account” means either (i) upon the Lockbox Structure Event, collectively, the Lockbox and the Lockbox Account, or (ii) any Deposit Account that Borrower has deposited or directed Revolving Collateral into prior the establishment of the Lockbox and the Lockbox Account in accordance with Section 2.4(d).

“Work-In-Process” means Inventory that is not a product that is finished and approved by a Borrower in accordance with applicable Laws and such Borrower’s normal business practices for release and delivery to customers.

2.5                               Reserved,

2.6                               Interest and Payments; Administration.

(a)                                 Interest; Computation of Interest. Each Credit Extension shall bear interest on the outstanding principal amount thereof from the date when made until paid in full at a rate per annum equal to the Applicable Interest Rate. Each Lender may, upon the failure of Borrower to pay any fees or interest as required herein, capitalize such interest and fees and begin to accrue interest thereon until paid in full, which such interest shall be at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply. All other Obligations shall bear interest on the outstanding amount thereof from the date they first become payable by Borrower under the Financing Documents until paid in full at a rate per annum equal to the Applicable Interest Rate unless and until the Default Rate shall otherwise apply. Interest on the Credit Extensions and all fees payable under the Financing Documents shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension or other advance, the date of the making of such Credit Extension or advance shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension or advance is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension or advance. As of each Applicable Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Credit Extensions.

(b)                                 Default Rate. Upon the election of Agent following the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five hundred basis points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or Lenders.

(c)                                  Payments Generally. Except as otherwise provided in this Section 2.6(c), all payments in respect of the Obligations shall be made to Agent for the account of the applicable Lenders in accordance with then-Pro Rata Share. Payments of principal and interest in respect of any Credit Facility identified on the Credit Facility Schedule as “Term” shall be made to each applicable Lender. All Obligations are payable upon demand of Agent in the absence of any other due date specified herein. All fees payable under the Financing Documents shall be deemed non-refundable as of the date paid. Any payment required to be made to Agent or a Lender under this Agreement may be made by debit or automated clearing house payment initiated by Agent or such Lender from any of Borrower’s deposit accounts, including the Designated Funding Account, and Borrower hereby authorizes Agent and each Lender to debit any such accounts for any amounts Borrower owes hereunder when due. Without limiting the foregoing, Borrower shall tender to Agent and Lenders any authorization forms as Agent or any Lender may require to implement such debit or automated clearing house payment. These debits or automated clearing house payments shall not constitute a set-off. Payments of principal and/or interest received after 12:00 noon New York time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower under any Financing Document shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. Subject to the Borrower’s right to object as set forth below in this clause (c), the balance of the Obligations, as recorded in Agent’s books and records at any time, shall be conclusive and binding evidence of the amounts due and owing to Agent and Lenders by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any Financing Document. Agent shall provide Borrower with a monthly statement regarding the Credit Extensions (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless Borrower notifies Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

(d)                                 Interest Payments: Maturity Date. Commencing on the first (1st) Payment Date following the funding of a Credit Extension, and continuing on the Payment Date of each successive month thereafter through and including the Maturity Date, Borrower shall make monthly payments of interest, in arrears, calculated as set forth in this Section 2.6. All unpaid principal and accrued interest is due and payable in full on the Maturity Date or any earlier date specified herein. If the Obligations are not paid in full on or before the Maturity Date, all interest thereafter accruing shall be payable immediately upon accrual.

(e)                                  Fees. Borrower shall pay, as and when due and payable under the terms of the Fee Letters, to Agent and each Lender, for their own accounts and not for the benefit of any other Lenders, the fees set forth in the Fee Letters.

(f)                                   Protective Advances. Borrower shall pay to Agent for the account of Lenders all Protective Advances (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Financing Documents) when due under any Financing Document (and in the absence of any other due date specified herein, such Protective Advances shall be due upon demand).

(g)                                  Maximum Lawful Rate. In no event shall the interest charged hereunder with respect to the Obligations exceed the maximum amount permitted under the Laws of the State of Maryland. Notwithstanding anything to the contrary in any Financing Document, if at any time the rate of interest payable hereunder (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received, had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of such Lender’s Credit Extensions or to other amounts (other than interest) payable hereunder, and if no such Credit Extensions or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(h)                                 Taxes; Additional Costs.

(i)                                     All payments of principal and interest on the Obligations and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Agent’s or any Lender’s net income by the jurisdictions under which Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called “Taxes”). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (iii) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Agent or such Lender first made written demand therefor.

(ii)                                  If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

(iii)                               Each Lender that (A) is organized under the laws of a jurisdiction other than the United States, and (B)(1) is a party hereto on the Closing Date or (2) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a “Foreign Lender”) shall execute and deliver to each of Borrower and Agent one or more (as Borrower or Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Agent certifying as to such Lender’s entitlement to a complete exemption from withholding or deduction of Taxes. Borrower shall not be required to pay additional amounts to any Lender pursuant to this subsection (h) with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

(iv)                              If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor; provided, however, that notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.

(v)                                 If any Lender requires compensation under this subsection (h), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this subsection (h), then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (B) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole but reasonable discretion). Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i)                                     Administrative Fees and Charges.

(i)             Borrower shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of the books and records of the Credit Parties, audits, valuations or appraisals of the Collateral, audits of Borrower’s compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to any Borrower; provided, that, as long as no Event of Default has occurred within the preceding twelve (12) months, Agent shall be entitled to such reimbursement for no more than one audit and inspection (including any audit, valuation or appraisal of the Collateral or the type of visit and inspection contemplated by Section 6.2(c)) per calendar year.

(ii)          If payments of principal or interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents, are not timely made and remain overdue for a period of five (5) Business Days, Borrower, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

(iii)       Borrower shall pay to Agent, for its own account and not for the account of any other Lenders, on written demand, fees for incoming and outgoing wires made for the account of Borrower, such fees to be based on Agent’s then-current wire fee schedule.

2.7                               Secured Promissory Notes. At the election of any Lender made as to each Credit Facility for which it has made Credit Extensions, each Credit Facility shall be evidenced by one or more secured promissory notes in form and substance satisfactory to Agent and Lenders (each a “Secured Promissory Note”). Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, including customary indemnification obligations, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3                                         CONDITIONS OF CREDIT EXTENSIONS

3.1                               Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make an advance in respect of a Credit Facility is subject to the condition precedent that Agent shall consent to or shall have received, in form and substance satisfactory to Agent, such documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate, including, without limitation, all items listed on the Closing Deliveries Schedule attached hereto.

3.2                               Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)                                 satisfaction of all Applicable Funding Conditions for the applicable Credit Extension as set forth in the Credit Facility Schedule, if any, and with respect to Credit Extensions in respect of the Revolving Credit Facility, satisfaction of requirements set forth in Section 2.4, in each case in form and substance satisfactory to Agent and each Lender;

(b)                                 timely receipt by the Agent and each Lender of an executed Credit Extension Form in the form attached hereto;

(c)                                  (i)                                     for Credit Extensions made on the Closing Date, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all respects on the Closing Date; provided, however, that those representations and warranties expressly referring to a specific date shall be true, correct and complete in all respects as of such date; and

(ii)                                  for Credit Extensions made after the Closing Date, if any, the representations and warranties in Article 5 and elsewhere in the Financing Documents shall be true, correct and complete in all material respects on the date of the Credit Extension Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Article 5 and elsewhere in the Financing Documents remain true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d)                                 no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension;

(e)                                  Agent shall be satisfied with the results of any searches conducted under Section 3.5;

(f)                                   receipt by Agent of such evidence as Agent shall reasonably request to confirm that the deliveries made in Section 3.1 remain current, accurate and in full force and effect, or if not, updates thereto, each in form and substance satisfactory to Agent; and

(g)                                  as determined in the Agent’s reasonable discretion, there has not been any Material Adverse Change.

3.3                               Method of Borrowing. Each Credit Extension in respect of each Credit Facility shall be in an amount at least equal to the applicable Minimum Credit Extension Amount for such Credit Facility as set forth in the Credit Facility Schedule or such lesser amount as shall remain undisbursed under the Applicable Commitments for such Credit Facility. The date of funding for any requested Credit Extension shall be a Business Day. To obtain a Credit Extension, Borrower shall deliver to Agent a completed Credit Extension Form executed by a Responsible Officer. Agent may rely on any notice given by a person whom Agent reasonably believes is a Responsible Officer or designee thereof. Agent and Lenders shall have no duty to verify the authenticity of any such notice.

3.4                               Funding of Credit Facilities. Upon the terms and subject to the conditions set forth herein, each Lender, severally and not jointly, shall make available to Agent its Pro Rata Share of the requested Credit Extension, in lawful money of the United States of America in immediately available funds, prior to 11:00 a.m. (New York time) on the specified date for the Credit Extension. Agent shall, unless it shall have determined that one of the conditions set forth in Section 3.1 or 3.2, as applicable, has not been satisfied, by 2:00 p.m. (New York time) on such day, credit the amounts received by it in like funds to Borrower by wire transfer to the Designated Funding Account (or to the account of Borrower in respect of the Obligations, if the Credit Extension is being made to pay an Obligation of Borrower). A Credit Extension made prior to the satisfaction of any conditions set forth in Section 3.1 or 3.2 shall not constitute a waiver by Agent or Lenders of Borrower’s obligation to satisfy such conditions, and any such Credit Extension made in the absence of such satisfaction shall be made in Agent’s discretion.

3.5                               Searches. Before the Closing Date, and thereafter (as and when determined by Agent in its discretion), Agent shall have the right to perform, all at Borrower’s expense, the searches described in clauses (a), (b), and (c) below against Borrower and any other Credit Party, the results of which are to be consistent with Borrower’s representations and warranties under this Agreement and the reasonably satisfactory results of which shall be a condition precedent to all Credit Extensions requested by Borrower: (a) title investigations, UCC searches and fixture filings searches; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; and (c) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

4                                         CREATION OF SECURITY INTEREST

4.1                                                                               (a)                                 Grant of Security Interest. Borrower hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof; provided, that, the grant of security interest herein shall not extend to and the term “Collateral” shall not include the Subject Intangible Property except to the extent included under Section 4.1(b). Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent.

(b)                                 Automatic Grant of Security Interest in Subject Intangible Property. Immediately upon the occurrence of a Subject Intangible Property Security Interest Event (1) Borrower shall automatically and irrevocably and without any further action by Agent or any other party be deemed to pledge and grant to Agent a continuing first priority lien on and security interest in, upon, and to all right, title and interest of Borrower in and to all Subject Intangible Property, (2) Agent shall be automatically authorized to file any UCC financing statements or financing statement amendments to perfect such security interest in the Subject Intangible Property, and (3) Exhibit A hereto shall be automatically and irrevocably and without any further action by Agent or any other party amended by substituting Exhibit B hereto in its entirety as a new Exhibit A hereto.

(c)                                  Defined Terms. As used in this Agreement, the following terms have the following meanings:

“IP Licenses” means any written agreement granting any right to use any Intellectual Property.

“License Fees” means amounts paid for the grant of a license to or other right to use Intellectual Property pursuant to an IP License, but excluding amounts paid pursuant to that certain IP License for the supply of products or other tangible materials between Borrower and W.O.M. World of Medicine GmbH (or its Affiliates) for supply of Borrower’s AirSeal iFS (as amended, or as replaced by an IP License for similar services or other comparable supply arrangements), research or development costs and expenses, and consulting or other services arrangements.

“Subject Intangible Property” means all of Borrower’s rights and interests as licensee in IP Licenses.

“Subject Intangible Property Security Interest Event” means the occurrence of Borrower’s payments of License Fees (in each case to the extent permitted pursuant to the terms of this Agreement) in connection with IP Licenses exceeding $1,000,000 in the aggregate in any calendar year, or $5,000,000 in the aggregate during the term of this Agreement.

4.2                               Representations and Covenants.

(a)                                 As of the Closing Date, Borrower has no ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property (other than equity interests in any Subsidiaries of Borrower and as otherwise disclosed on the Disclosure Schedule attached hereto).

(b)                                 Borrower shall deliver to Agent all tangible Chattel Paper and all Instruments and documents owned by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower shall provide Agent with “control” (as in the Code) of all electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Borrower also shall deliver to Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Borrower will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents. Notwithstanding anything to the contrary herein, Borrower shall not be required to deliver to Agent that certain Promissory Note in favor of Borrower issued by Kurt Azarbarzin on October 24, 2013 in the principal amount of $300,000 unless Agent so requests.

(c)                                  Borrower shall deliver to Agent all letters of credit on which any Borrower is the beneficiary and which give rise to letter of credit rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower shall take any and all actions as may be necessary or desirable, or that Agent may request, from time to time, to cause Agent to obtain exclusive “control” (as defined in the Code) of any such letter of credit rights in a manner acceptable to Agent.

(d)                                 Except with respect to any commercial tort claim described on the Disclosure Schedule, Borrower shall promptly advise Agent upon any Borrower becoming aware that it has any interests in any commercial tort claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such commercial tort claim and the dates such events and circumstances occurred, the potential defendants with respect such commercial tort claim and any court proceedings that have been instituted with respect to such commercial tort claims, and Borrower shall, with respect to any such commercial tort claim (including those described on the Disclosure Schedule), execute and deliver to Agent such documents as Agent shall reasonably request to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to any such commercial tort claim.

(e)                                  Except for Accounts and Inventory (which Inventory shall be valued at replacement cost) in an aggregate amount of Three Hundred Fifty Thousand Dollars ($350,000), no Accounts or Inventory or other Collateral (other than demonstration, evaluation, loaner, placement and rental units in possession of Borrower’s employees conducting sales activities or Borrower’s customers or prospective customers, which units are currently reflected at cost on Borrower’s financial statements as Lab Equipment) shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrower’s agents or processors without prior written notice to Agent and the receipt by Agent, if Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Agent prior to the commencement of such possession or control. Borrower shall, upon the request of Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Agent created pursuant to this Agreement and the Financing Documents, instruct such Person to hold all such Collateral for Agent’s account subject to Agent’s instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Agent’s benefit.

(f)                                   Upon request of Agent, Borrower shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all Collateral that is tangible personal property and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Borrower shall not permit any such tangible personal property to become fixtures to real estate unless such real estate is subject to a Lien in favor of Agent.

(g)                                  Each Borrower hereby authorizes Agent to file without the signature of such Borrower one or more UCC financing statements relating to its Liens on all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral. Each Borrower also ratifies its authorization for Agent to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Any financing statement may include a notice that any disposition of the Collateral in contravention of this Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Agent and the Lenders under the UCC.

(h)                                 Except as set forth on the Disclosure Schedule, as of the Closing Date, no Borrower holds, and after the Closing Date Borrower shall promptly notify Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Agent, Borrower shall take such steps as may be necessary or desirable, or that Agent may reasonably request, to comply with any such applicable Law.

(i)                                     Borrower shall furnish to Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Agent may reasonably request from time to time.

5                                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows on the Closing Date and the date of each Credit Extension:

5.1                               Due Organization, Authorization: Power and Authority.

(a)                                 Each Credit Party is duly existing and in good standing, as a Registered Organization in its respective jurisdiction of formation. Each Credit Party is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. The Financing Documents have been duly authorized, executed and delivered by each Credit Party and constitute legal, valid and binding agreements enforceable in accordance with their terms. The execution, delivery and performance by each Credit Party of each Financing Document executed or to be executed by it is in each case within such Credit Party’s powers.

(b)                                 The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party do not (i) conflict with any of such Credit Party’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any Law; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or Required Permit from, any Governmental Authority (except such Required Permits which have already been obtained and are in full force and effect); or (v) constitute a default under or conflict with any Material Agreement. No Credit Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Change.

5.2                               Litigation. Except as disclosed on the Disclosure Schedule or, after the Closing Date, pursuant to Section 6.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Responsible Officers, threatened in writing by or against any Credit Party which involves the possibility of any judgment or liability of more than Two Hundred Fifty Thousand Dollars ($250,000.00) or that could reasonably be expected to result in a Material Adverse Change, or which questions the validity of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, nor does any Credit Party have reason to believe that any such actions, suits, proceedings or investigations are threatened.

5.3                               No Material Deterioration in Financial Condition; Financial Statements. All financial statements delivered by the Credit Parties to the Agent or any Lender prior to the Closing Date, and all financial statements delivered with the Compliance Certificates (collectively, “Financial Statements”) for the Credit Parties delivered by the Credit Parties to Agent or any Lender fairly present, in conformity with GAAP, in all material respects the consolidated financial condition and consolidated results of operations of such Credit Party (subject, solely in the case of interim financial statements, to the absence of footnotes and immaterial adjustments, inclusive of but not limited to stock option compensation expense and derivative liability remeasurements, which may be material to the financial statement itself, but not material to the overall financial performance of the Credit Parties, in connection with the audited financial statements for the periods covered by such interim financial statements). There has been no material deterioration in the consolidated financial condition of any Credit Party from the most recent Financial Statements submitted to Agent or any Lender. There has been no material adverse deviation from the most recent annual operating plan of Borrower delivered to Agent and Lenders

5.4                               Solvency. The fair salable value of each Credit Party’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities (excluding stock option and derivative liabilities reflected on Borrower’s financial statements). After giving effect to the transactions described in this Agreement, (a) no Credit Party is left with unreasonably small capital in relation to its business as presently conducted, and (b) each Credit Party is able to pay its debts (including trade debts) as they mature.

5.5                               Subsidiaries; Investments. Borrower and its Subsidiaries do not own any stock, partnership interest or other equity securities, except for Permitted Investments.

5.6                               Tax Returns and Payments; Pension Contributions. Each Credit Party has timely filed all required federal, state and all material local and foreign tax returns and reports, and each Credit Party has timely paid all federal, state and material local and foreign taxes, assessments, deposits and contributions owed by such Credit Party. For purposes hereof, any local or foreign tax, assessment, deposit or contribution, and any return with respect thereto, shall be considered “material” if it exceeds $50,000 in the aggregate for all taxes. In addition, it is agreed that Borrower is assessing sales and use tax liabilities which may be outstanding which liabilities shall not exceed $100,000, and the existence of, and non-payment of, such taxes shall not be deemed a breach hereunder or under any certificates delivered in connection herewith. Borrower is unaware of any claims or adjustments proposed for any of prior tax years of any Credit Party which could result in additional taxes becoming due and payable by such Credit Party. Each Credit Party has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Credit Party has withdrawn from participation in, or has permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Credit Party, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.7                               Disclosure Schedule. All information set forth in the Disclosure Schedule is true, accurate and complete as of the date hereof. All information set forth in the Perfection Certificate is true, accurate and complete as of the date hereof.

6                                         AFFIRMATIVE COVENANTS

Borrower covenants and agrees as follows:

6.1                               Organization and Existence; Government Compliance.

(a)                                 Each Credit Party shall maintain its legal existence and good standing in its respective jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. If a Credit Party is not now a Registered Organization but later becomes one, Borrower shall promptly notify Agent of such occurrence and provide Agent with such Credit Party’s organizational identification number.

(b)                                 Each Credit Party shall comply with all Laws, ordinances and regulations to which it or its business locations is subject, the noncompliance with which could reasonably be expected to result in a Material Adverse Change. Each Credit Party shall obtain and keep in full force and effect and comply with all of the Required Permits, except where failure to have or maintain compliance with or effectiveness of such Required Permit could not reasonably be expected to result in a Material Adverse Change. Within ten (10) Business Days of Agent’s request, each Credit Party shall provide to Agent copies of any additional Required Permits. Borrower shall notify Agent within three (3) Business Days (but in any event prior to Borrower submitting any requests for Credit Extensions or release of any reserves) of the occurrence of any facts, events or circumstances known to a Borrower, whether threatened, existing or pending, that could cause any Required Permit to become limited, suspended or revoked, if such limitation, suspension or revocation would reasonably be expected to result in a Material Adverse Change.

6.2                               Financial Statements, Reports, Certificates.

(a)                                 Each Credit Party shall deliver to Agent: (i) as soon as available, but no later than thirty (30) days after the last day of each month (or, for the months ending on or prior to September 30, 2014, forty-five (45) days after the last day of such months), a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering such Credit Party’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Agent; (ii) as soon as available, but no later than one hundred fifty (150) days after the last day of a Credit Party’s fiscal year, audited consolidated and consolidating financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Agent in its reasonable discretion; (iii) as soon as available after approval thereof by such Credit Party’s governing board, but no later than sixty (60) days after the last day of such Credit Party’s fiscal year, and as amended and/or updated, such Credit Party’s financial projections for current fiscal year; (iv) within five (5) Business Days of delivery, copies of all statements, reports and notices made available to all of such Credit Party’s security holders (other than statements, reports and notices made available to a representative of such holders solely in his or her capacity as a member of or observer to the Company’s Board of Directors); (v) in the event that such Credit Party is or becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) Business Days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (“SEC”) or a link thereto on such Credit Party’s or another website on the Internet; (vi) budgets, sales projections, operating plans and other financial information, in each case available in the Ordinary Course of Business and reasonably requested by Agent within five (5) Business Days after such request; (vii) as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end account statements for each Collateral Account maintained by a Credit Party, which statements may be provided to Agent and each Lender by Borrower or directly from the applicable institution(s); and (viii) such additional information, reports or statements in the Ordinary Course of Business regarding the Credit Parties or their respective businesses, contractors and subcontractors as Agent may from time to time reasonably request within fifteen (15) days after such request. In the event that Agent determines that a Credit Party has not fully complied with a covenant to deliver to Agent items contemplated by any of clauses (iv), (vi) or (viii) of this Section 6.2(a), Agent shall give such Credit Party written notice thereof and Credit Party shall have ten (10) days to supplement such delivery before being deemed in default of such covenant. Each Credit Party shall further deliver to Agent (i) as requested by Agent, evidence satisfactory to Agent that all federal and state taxes, including, without limitation payroll taxes, but excluding sales and use tax liabilities up to $100,000 in the aggregate, that are due have been paid in full, and (ii) every ninety (90) days on a schedule to be designated by Agent, and at such other times as Agent shall request, a schedule of Eligible Accounts denoting the thirty (30) largest Account Debtors during such quarter.

(b)                                 Within thirty (30) days after the last day of each month, Borrower shall deliver to Agent with the monthly financial statements described above, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)                                  Borrower shall cause each Credit Party to keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities (subject, solely in the case of interim financial statements, to certain immaterial adjustments, inclusive of but not limited to stock option compensation expense and derivative liability remeasurements). Upon prior written notice and during business hours (which such limitations shall not apply if a Default or Event of Default has occurred and is continuing at the time Agent or Lender begins or incurs any costs or expenses associated with any visit or inspection), Borrower shall allow, and cause each Credit Party to allow, Agent and Lenders to visit and inspect any properties of a Credit Party, to examine and make abstracts or copies from any Credit Party’s books, to conduct a collateral audit and analysis of its operations and the Collateral to verify the amount and age of the accounts, the identity and credit of the respective account debtors, to review the billing practices of the Credit Party and to discuss its respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. Borrower shall reimburse Agent and each Lender for all reasonable costs and expenses associated with such visits and inspections; provided however, so long as no Default or Event of Default has occurred and is continuing at the time Agent or Lender begins or incurs any costs or expenses associated with any visit or inspection, such reimbursements shall be limited in accordance with the terms of Section 2.6(i).

(d)                                 Borrower shall, and shall cause each Credit Party to, deliver to Agent, within five (5) Business Days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have an effect on any of the Required

Permits material to Borrower’s business or otherwise on the operations of Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Change.

6.3                               Maintenance of Property. Borrower shall cause all equipment and other tangible personal property other than Inventory to be maintained and preserved in the same condition, repair and in working order as of the date hereof, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Borrower shall cause each Credit Party to use commercially reasonable efforts to keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between a Credit Party and its Account Debtors shall follow the Credit Party’s customary practices as they exist at the Closing Date. Borrower shall promptly notify Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000) of Inventory collectively among all Credit Parties.

6.4                               Taxes; Pensions. Borrower shall timely file and cause each Credit Party to timely file, all required federal, state and material local and foreign tax returns and reports and timely pay, and cause each Credit Party to timely pay, all federal, state, and material local and foreign taxes, assessments, deposits and contributions owed, and shall deliver to Agent, on demand, appropriate certificates attesting to such payments. For purposes hereof, any local or foreign tax, assessment, deposit or contribution, and any return with respect thereto, shall be considered “material” if it exceeds $50,000 in the aggregate for all taxes. In addition, it is agreed that Borrower is assessing sales and use tax liabilities which may be outstanding which liabilities shall not exceed $100,000, and the existence of, and non-payment of, such taxes shall not be deemed a breach hereunder or under any certificates delivered in connection herewith. Borrower shall pay, and cause each Credit Party to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms. Notwithstanding the foregoing, a Credit Party may defer payment of any contested taxes, provided, however, that such Credit Party (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral.

6.5                               Insurance. Borrower shall, and shall cause each Credit Party to, keep its business and the Collateral insured for risks and in amounts customary for companies in Borrower’s industry and location and as Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Agent. All property policies shall have a lender’s loss payable endorsement showing Agent as sole lender’s loss payee and waive subrogation against Agent, and all liability policies shall show, or have endorsements showing, Agent as an additional insured. No other loss payees may be shown on the policies unless Agent shall otherwise consent in writing. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Agent at least thirty (30) days’ notice before canceling, amending, or declining to renew its policy (other than immaterial amendments that do not have a negative impact on the rights of the Agent thereunder). At Agent’s request, Borrower shall deliver certified copies of all such Credit Party insurance policies and evidence of all premium payments. If any Credit Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Agent, Agent may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Agent deems prudent.

6.6                               Collateral Accounts. Borrower shall, and shall cause each Credit Party to, provide Agent five (5) Business Days prior written notice before establishing any Collateral Account at or with any bank or financial institution. In addition, for each Collateral Account that any Credit Party at any time maintains, Borrower shall, and shall cause each Credit Party to, cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Agent. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Credit Party’s employees and identified to Agent by Borrower as such; provided, however, that at any time when the Borrower is not utilizing a professional employer organization for all payroll, payroll taxes and other employee wage and benefit payments, then Borrower shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account.

6.7                               Notices of Material Agreements, Litigation and Defaults; Cooperation in Litigation. Promptly (and in any event within three (3) Business Days), (a) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default or (b) with respect to any Material Agreement, upon the execution and delivery of any amendment or other modification, or consent, or waiver, that could reasonably be expected to cause a Material Adverse Change, and each notice of termination or default or similar notice delivered to or by a Credit Party in connection with any Material Agreement, or (c) upon Borrower becoming aware of (or having been threatened in writing of) any action, suit, proceeding or investigation by or against Borrower or any Credit Party which involves the possibility of any judgment or liability of more than Two Hundred Fifty Thousand Dollars ($250,000) or that could result in a Material Adverse Change, or which questions the validity of any of the Financing Documents, or the other documents required thereby or any action to be taken pursuant to any of the foregoing, Borrower shall give written notice to Agent of such occurrence, and such further information (including copies of such documentation) as Agent shall reasonably request. From the date hereof and continuing through the termination of this Agreement, Borrower shall, and shall cause each Credit Party to, make available to Agent, without expense to Agent, each Credit Party’s officers, employees and agents and books, to the extent that Agent may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Agent with respect to any Collateral or relating to a Credit Party.

6.8                               Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or, to the extent permitted hereunder, acquires any Subsidiary, Borrower and such Subsidiary shall promptly (and in any event within five (5) Business Days of such creation or acquisition) notify Agent of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Agent or the Required Lenders to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Financing Documents and, in each case, grant a continuing pledge and security interest in and to those assets of such Subsidiary substantially as described on Exhibit A hereto; and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary (the foregoing collectively, the “Joinder Requirements”); provided, that Borrower shall not be permitted to make any Investment in such Subsidiary until such time as Borrower has satisfied the Joinder Requirements.

6.9                               Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely for (a) transaction fees incurred in connection with the Financing Documents, (b) for working capital needs of Borrower and its Subsidiaries, and (c) any other Permitted Purpose specified in the Credit Facility Schedule for such Credit Facility. No portion of the proceeds of the Credit Extensions will be used for family, personal, agricultural or household use.

6.10                        Hazardous Materials; Remediation.

(a)                                 If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets of any Borrower or any other Credit Party, such Borrower will cause, or direct the applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to materially comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, materially comply with each Environmental Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

(b)                                 Borrower will provide Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent’s determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Change.

(c)                                  If there is any conflict between this Section 6.10 and any environmental indemnity agreement which is a Financing Document, the environmental indemnity agreement shall govern and control.

6.11        Power of Attorney. Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral (in each case, so long as no Event of Default has occurred, other than Permitted Liens), or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (b) so long as Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, (i) execute in the name of any Person comprising Borrower any schedules, assignments, instruments, documents, and statements that Borrower is obligated to give Agent under this Agreement or that Agent or any Lender deems necessary to perfect or better perfect Agent’s security interest or Lien in any Collateral, (ii) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce, protect or preserve any Collateral or its rights therein, including, but not limited to, to sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; and (iii) after the occurrence and during the continuance of an Event of Default, (A) endorse the name of any Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrower; (B) make, settle, and adjust all claims under Borrower’s insurance policies; (C) take any action any Credit Party is required to take under this Agreement or any other Financing Document; (D) transfer the Collateral into the name of Agent or a third party as the Code permits; (E) exercise any rights and remedies described in this Agreement or the other Financing Documents; and (F) do such other and further acts and deeds in the name of Borrower that Agent may deem necessary or desirable to enforce its rights with regard to any Collateral.

6.12        Further Assurances. Borrower shall, and shall cause each Credit Party to, promptly execute any further instruments and take further action as Agent reasonably requests to perfect or better perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement or any other Financing Document.

6.13        Post-Closing Obligations. Borrower shall, and shall cause each Credit Party to, complete each of the post-closing obligations and/or deliver to Agent each of the documents, instruments, agreements and information listed on the Post-Closing Obligations Schedule attached hereto, on or before the date set forth for each such item thereon (as may be extended by the Agent in writing in its sole discretion), notwithstanding any shorter deadlines set forth in this Agreement for the obligations and/or deliveries specified on the Post-Closing Obligations Schedule, each of which obligation and/or delivery shall be completed or provided in form and substance satisfactory to Agent and Lenders.

6.14        Disclosure Schedule. Borrower shall, in the event of any information in the Disclosure Schedule becoming inaccurate, incomplete or misleading, deliver to Agent, together with the next Compliance Certificate required to be delivered under this Agreement for a calendar month ending March 31, June 30, September 30 or December 31, a proposed update to the Disclosure Schedule correcting all inaccurate, incomplete or misleading information. With respect to any proposed updates to the Disclosure Schedule involving Permitted Liens, Permitted Indebtedness or Permitted Investments, Agent will replace the Disclosure Schedule attached hereto with such proposed update only if such updated information is consistent with the definitions of and limitations herein pertaining to Permitted Liens, Permitted Indebtedness or Permitted Investments. With respect to any proposed updates to the Disclosure Schedule involving other matters, Agent will replace the applicable portion of the Disclosure Schedule attached hereto with such proposed update upon Agent’s approval thereof in its reasonable discretion.

7              NEGATIVE COVENANTS

Borrower shall not do, nor shall it permit any Credit Party to do, any of the following without the prior written consent of Agent:

7.1          Dispositions. Convey, sell, abandon, lease, license, transfer, assign or otherwise dispose of (collectively, “Transfer”) all or any part of the Collateral or Material Intangible Property, except for (a) sales, transfers or dispositions of Inventory in the Ordinary Course of Business; or (b) sales or abandonment of worn-out or obsolete Equipment. Notwithstanding anything to contrary herein, Agent’s written consent shall not be unreasonably withheld with respect to Borrower’s Transfer of the AnchorPort Business.

7.2          Changes in Business, Management, Ownership or Business Locations. (a) Engage in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related thereto; (b)

liquidate or dissolve; (c) (i) have a change in Chief Executive Officer where a suitable permanent replacement, as approved by Borrower’s board of directors, has not been named and hired by not later than one hundred fifty (150) days after such change, or (ii) enter into any transaction or series of related transactions which would result in a Change in Control unless the agreement governing such transactions provides, as a condition precedent to the consummation of such transactions, for either (x) the indefeasible payment in full in cash of all Obligations or (y) the consent of Agent and Lenders; (d) add any new offices or business locations, or enter into any new leases with respect to existing offices or business locations (unless such new or existing offices or business locations contain less than Fifty Thousand Dollars ($50,000) in Borrower’s assets or property and do not contain any of Borrower’s Books) without first delivering a fully-executed Access Agreement to Agent; (e) change its jurisdiction of organization; (f) change its organizational structure or type; (g) change its legal name; or (h) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3          Mergers or Acquisitions. Unless the Obligations of the Agent and the Lenders are indefeasibly paid and satisfied in full and this Agreement and the other Loan Documents are terminated (other than contingent obligations that survive termination) pursuant to a payoff letter in form and substance satisfactory to Agent, merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another Person; provided, however, that a Subsidiary of Borrower may merge or consolidate into another Subsidiary that is a Borrower, so long as (a) Borrower has provided Agent with prior written notice of such transaction, (b) a Person already comprising the Borrower shall be the surviving legal entity, (c) Borrower’s tangible net worth is not thereby reduced, (d) no Event of Default has occurred and is continuing prior thereto or arises as a result therefrom, and (e) Borrower shall be in compliance with the covenants set forth in this Agreement both before and after giving effect to such transaction.

7.4          Indebtedness. Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness.

7.5          Encumbrance. (a) Create, incur, allow, or suffer any Lien on any of its property, except for Permitted Liens, (b) permit any Collateral to fail to be subject to the first priority security interest granted herein except for Permitted Liens that may have priority by operation of applicable Law or by the terms of a written intercreditor or subordination agreement entered into by Agent, or (c) enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Collateral or Intellectual Property, except as is otherwise permitted in the definition of “Permitted Liens” herein.

7.6          Maintenance of Collateral Accounts. Maintain any Collateral Account, except pursuant to the terms of Section 6.6 hereof.

7.7          Distributions; Investments; Margin Stock. (a) Pay any dividends (other than dividends payable solely in common stock) or make any distribution or payment with respect to or redeem, retire or purchase or repurchase any of its equity interests (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans), or (b) directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments. Without limiting the foregoing, Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or carry Margin Stock.

7.8          Transactions with Affiliates. Except as set forth on the Disclosure Schedule, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Credit Party, except for (a) transactions that are in the Ordinary Course of Business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions with Subsidiaries that are designated as a Borrower hereunder and that are not otherwise prohibited by Article 7 of this Agreement, and (c) transactions permitted by Section 7.7 of this Agreement.

7.9          Reserved.

7.10        Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use

the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other Law or regulation, if the violation could reasonably be expected to have a Material Adverse Change; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.11        Amendments to Organization Documents and Material Agreements. Amend, modify or waive any provision of (a) any Material Agreement in a manner that is materially adverse to Borrower, that is adverse to Agent or any Lender, that pertains to rights to assign or grant a security interest in such Material Agreement or that could or could reasonably be expected to result in a Material Adverse Change, or (b) any of its organizational documents (other than a change in registered agents, or a change that could not reasonably be expected to adversely affect the rights of Agent or the rights of any Lenders hereunder, which may include changes determined to be advisable by the board of directors and reasonably necessary to provide for a bona fide equity financing (which shares, for the avoidance of doubt, (i) would not constitute Indebtedness, and (ii) would not be subject to repurchase or redemption earlier than other shares provided for as of the Closing Date in the Borrower’s Organizational Documents) but, for the avoidance of doubt, under no circumstances a change of its name, type of organization or jurisdiction of organization), in each case of (a) and (b), without the prior written consent of Agent. Borrower shall provide to Agent copies of all amendments, waivers and modifications of any Material Agreement or organizational documents.

7.12        Compliance with Anti-Terrorism Laws. Directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower shall immediately notify Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower will not, nor will Borrower permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law. Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and its principals, which information includes the name and address of Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws.

8              LIFE SCIENCES PROVISIONS

8.1          Life Sciences Provisions.

(a)           As used in this Agreement, the following terms have the following meanings:

“DEA” means the Drug Enforcement Administration of the United States of America, and any successor agency thereof.

“Drug Application” means a new drug application, an abbreviated drug application, or a product license application for any Product, as appropriate, as those terms are defined in the FDCA.

“FDA” means the Food and Drug Administration of the United States of America, or any successor entity thereto.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq., and all regulations promulgated thereunder.

“Material Intangible Property” means all of (i) Borrower’s Intellectual Property and (ii) license or sublicense agreements or other agreements with respect to rights in Intellectual Property, in each case that are material to the condition (financial or other), business or operations of Borrower.

“Permitted License” means any non-exclusive license of patent rights of Borrower or its Subsidiaries granted to third parties in the Ordinary Course of Business and that does not result in a legal transfer of title to the licensed property.

“Products” means any products manufactured for sale, sold or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on the Products Schedule (as updated from time to time in accordance with Section 8.1(d)); provided, however, that if Borrower shall fail to comply with the obligations under Section 8.1(d) to give notice to Agent and update the Products Schedule prior to manufacturing for sale, selling or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition.

“Registered Intellectual Property” means any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing.

(b)           Notwithstanding the terms of Section 7.1 of this Agreement to the contrary, Borrower shall be permitted to make Transfers in the form of Permitted Licenses.

(c)           Borrower represents and warrants as follows at all times unless expressly provided below:

(i)            Intellectual Property and License Agreements. A list of all of Registered Intellectual Property of each Credit Party and all license agreements, sublicenses, or other rights of any Credit Party to use Intellectual Property (including all in-bound license agreements, but excluding over-the-counter software that is commercially available to the public), as of the Closing Date and, as updated pursuant to Section 8.1(d), is set forth on the Intangible Assets Schedule, which indicates, for each item of property: (A) the name of the Credit Party owning such Intellectual Property or licensee to such license agreement; (B) the Credit Party’s identifier for such property (i.e., name of patent, license, etc.), (C) whether such property is Intellectual Property (or application therefor) owned by a Credit Party or is property to which a Credit Party has rights pursuant to a license agreement, and (D) the expiration date of such Intellectual Property or license agreement. In the case of any Material Intangible Property that is a license agreement, the Intangible Assets Schedule further indicates, for each: (1) the name and address of the licensor, (2) the name and date of the agreement pursuant to which such item of Material Intangible Property is licensed, (3) whether or not such license agreement grants an exclusive license to a Credit Party, (4) whether there are any purported restrictions in such license agreement as to the ability of a Credit Party to grant a security interest in and/or to transfer any of its rights as a licensee under such license agreement, and (5) whether a default under or termination of such license agreement could interfere with Agent’s right to sell or assign such license or any other Collateral. Except for Permitted Licenses noted on the Intangible Assets Schedule, each Credit Party is the sole owner of its Intellectual Property, free and clear of any Liens. To the best of Borrower’s knowledge, each patent is valid and enforceable and no part of the Material Intangible Property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party.

(ii)           Regulatory Status.

(A)          All Products and all Required Permits are listed on the Products Schedule and Required Permits Schedule (as of the Closing Date and as updated from time to time pursuant to Section 8.1(d)), and Borrower has delivered to Agent a copy of all Required Permits requested by Agent as of the date hereof or to the extent requested by Agent pursuant to Section 8.1(d).

(B)          Without limiting the generality of Section 8.1 above, with respect to any Product being tested or manufactured, Borrower and its Subsidiaries have received, and such Product is the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing or manufacturing is currently being conducted by or on behalf of Borrower, and Borrower and its Subsidiaries have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of (1) Borrower’s or such Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of Laws and/or the Required Permits related to the manufacture of such Product, or (2) any such Required Permit which could reasonably be expected to result such Required Permit being revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.

(C)          Without limiting the generality of Section 8.1 above, with respect to any Product marketed or sold by Borrower or its Subsidiaries, Borrower and its Subsidiaries have received, and such Product is the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by Borrower or its Subsidiaries, and Borrower and its Subsidiaries have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit which could reasonably be expected to result in such Required Permit being revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace.

(D)          Without limiting the generality of Section 8.1 above, (i) there have been no adverse clinical test results which have or could reasonably be expected to result in a Material Adverse Change, and (ii) there have been no Product recalls or voluntary Product withdrawals from any market (other than limited batch recalls that do not relate to the sale of the Product as a whole or voluntary withdrawals of a Product being replaced by a subsequent version of such Product or replacement Product).

(E)           Borrower and its Subsidiaries have not experienced any significant failures in its manufacturing of any Product such that the amount of such Product successfully manufactured by Borrower or its Subsidiaries in accordance with all specifications thereof and the required payments to be made to Borrower therefor in any month shall decrease significantly with respect to the quantities of such Product and payments produced in the prior month.

(d)           Borrower covenants and agrees as follows:

(i)               [reserved]

(ii)              Borrower shall own, or be licensed to use or otherwise have the right to use, all Material Intangible Property. All Material Intangible Property of Borrower is and shall be fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change. Borrower shall not become a party to, nor become bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or other property (other than such restrictions identified on the Intangible Assets Schedule as in effect on the Closing Date, or to the extent Borrower is unable to have such restriction removed from such license or agreement after using commercially reasonable efforts to do so, and then only if such restriction is rendered unenforceable pursuant to the Code). Borrower shall at all times conduct its business without infringing (knowingly or where Borrower should have known) on any Intellectual Property rights of others. Borrower shall do the following, to the extent it determines, in the exercise of its reasonable business judgment, that it is prudent to do so: (A) protect, defend and maintain the validity and enforceability of its Material Intangible Property; (B) promptly advise Agent in writing of material infringements of its Material Intangible Property; and (C) not allow, without Agent’s prior written consent, any Material Intangible Property to be abandoned, invalidated, forfeited or dedicated to the public or to become unenforceable. If Borrower (1) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (2) applies for any patent or the registration of any trademark or servicemark, then concurrently with the delivery of an updated Intangible Assets Schedule as required under clause (iv) below, Borrower shall provide written notice thereof to Agent and shall execute such documents and take such other actions as Agent shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent, for the ratable benefit of Lenders, in the IP Proceeds (as defined in Exhibit A) pertaining thereto. Borrower shall promptly provide to Agent copies of all published applications that it files for patents and all applications that it files for the registration of trademarks, servicemarks, copyrights or mask works.

(iii)             In connection with the development, testing, manufacture, marketing or sale of each and any Product by a Credit Party, such Credit Party shall comply fully and completely in all respects with all Required Permits at all times issued by any Governmental Authority the noncompliance with which could have a Material Adverse Change, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by such Credit Party as such activities are at any such time being conducted by such Credit Party.

(iv)             If, after the Closing Date, Borrower acquires and/or develops any new Registered Intellectual Property, or enters or becomes bound by any additional license or sublicense agreement or other agreement with respect to obtaining or granting rights in Intellectual Property (other than over-the-counter software that is commercially available to the public), and upon any other material change in Borrower’s Material Intangible Property from that listed on the Intangible Assets Schedule, then together with the next Compliance Certificate required to be delivered after such event under this Agreement for a calendar month ending March 31, June 30, September 30 or December 31, Borrower shall deliver to Agent and each Lender an updated Intangible Assets Schedule reflecting same. Borrower shall take such commercially reasonable steps as Agent or the Required Lenders request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all licenses or agreements to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by Law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Financing Documents.

(v)              If, after the Closing Date, Borrower determines to manufacture, sell or market any new Product, Borrower shall, upon delivery of its next Compliance Certificate required to be delivered under this Agreement, give written notice to Agent of such determination (which shall include a brief description of such Product, plus a list of all Required Permits relating to such new Product (and a copy of such Required Permits if requested by Agent) and/or Borrower’s manufacture, sale or marketing thereof issued or outstanding as of the date of such notice), along with a copy of an updated Intangible Assets Schedule, Products Schedule and Required Permits Schedule; provided, however, that if Borrower shall at any time obtain any new or additional Required Permits from the FDA, DEA, or parallel state or local authorities, or foreign counterparts of the FDA, DEA, or parallel state or local authorities, with respect to any Product which has previously been disclosed to Agent, Borrower shall, upon delivery of its next Compliance Certificate required to be delivered under this Agreement, give written notice to Agent of such new or additional Required Permits (along with a copy thereof if requested by Agent).

(e)           In addition to the events listed in Article 10, any one of the following shall also constitute an Event of Default under this Agreement: (i) the institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries from manufacturing, marketing, selling or distributing any Product or Product category that could reasonably be expected to result in Material Adverse Change, (ii) the institution of any action or proceeding by any DEA, FDA, or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries, which, in each case, could reasonably be expected to result in a Material Adverse Change, (iii) the commencement of any enforcement action against Borrower, its Subsidiaries or any representative of Borrower or its Subsidiaries (with respect to the business of Borrower or its Subsidiaries) by DEA, FDA, or any other Governmental Authority that could reasonably be expected to result in a Material Adverse Change, (iv) the recall of any Products from the market, the voluntary withdrawal of any Products from the market, or actions to discontinue the sale of any Products which could reasonably be expected to result in a Material Adverse Change, or (v) the occurrence of adverse test results in connection with a Product which could reasonably be expected to result in a Material Adverse Change.

9              RESERVED

10           EVENTS OF DEFAULT

10.1        Events of Default. The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default” and Credit Parties shall thereupon be in default under this Agreement and each of the other Financing Documents:

(a)           Borrower fails to (i) make any payment of principal or interest on any Credit Extension on its due date, or (ii) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 10.2 hereof);

(b)           Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within fifteen (15) days after the earlier of (i) the date of receipt by any Borrower of notice from Agent or Required Lenders of such default, or (ii) the date an officer of such Credit Party becomes aware, or through the exercise of reasonable diligence should have become aware, of such default; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by such Credit Party be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then such Credit Party shall have an additional period (which shall not in any case exceed twenty (20) days) to attempt to cure such default, and within such additional time period the failure to cure the default shall not be deemed an Event of Default;

(c)           Any Credit Party defaults in the performance of or compliance with any term contained in Section 6.2, 6.4, 6.5, 6.6, 6.8 or 6.10 or Article 7 or Article 8;

(d)           Any representation, warranty, certification or statement made by any Credit Party or any other Person acting for or on behalf of a Credit Party (i) in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document or (ii) to induce Agent and/or Lenders to enter into this Agreement or any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e)           (i) any Credit Party defaults under or breaches any Material Agreement (after any applicable grace period contained therein), or a Material Agreement shall be terminated by a third party or parties party thereto prior to the expiration thereof, or there is a loss of a material right of a Credit Party under any Material Agreement to which it is a party, in each case which could reasonably be expected to result in a Material Adverse Change, (ii) (A) any Credit Party fails to make (after any applicable grace period) any payment when due (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness (other than the Obligations) of such Credit Party or such Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than Two Hundred Fifty Thousand Dollars ($250,000) (“Material Indebtedness”), (B) any other event shall occur or condition shall exist under any contractual obligation relating to any such Material Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (without regard to any subordination terms with respect thereto), the maturity of such Material Indebtedness or (C) any such Material Indebtedness shall become due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, (iii) any Credit Party defaults (beyond any applicable grace period) under any obligation for payments due or otherwise under any lease agreement for such Credit Party’s principal place of business or any place of business that meets the criteria for the requirement of an Access Agreement under Section 7.2 or for which an Access Agreement exists or was required to be delivered, (iv) [reserved], or (v) any Borrower makes any payment on account of any Indebtedness that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination.

(f)            (i) any Credit Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern, (ii) any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) such Credit Party, either such proceedings shall remain undismissed or unstayed for a period of thirty (30) days or more or any action sought in such proceedings shall occur or (iii) any Credit Party shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above;

(g)           (i) The service of process seeking to attach, execute or levy upon, seize or confiscate any Collateral Account, any Intellectual Property, or any funds of any Credit Party on deposit with Agent, any Lender or any Affiliate of Agent or any Lender, or (ii) a notice of lien, levy, or assessment is filed against any assets of a Credit Party by any government agency, and the same under subclauses (i) and (ii) hereof are not discharged or stayed (whether through the posting of a bond or otherwise) prior to the earlier to occur of ten (10) days after the occurrence thereof or such action becoming effective;

(h)           (i) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business, (ii) the institution by any Governmental Authority of criminal proceedings against any Credit Party, or (iii) one or more judgments or orders for the payment of money (not paid or fully covered by insurance and as to which the relevant insurance company has acknowledged coverage in writing) aggregating in excess of $1,000,000 shall be rendered against any or all Credit Parties and either (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (B) there shall be any period of fifteen (15) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(i)            any Lien created by any of the Financing Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert; any provision of any Financing Document shall fail to be valid and binding on, or enforceable against, a Credit Party, or any Credit Party shall so assert;

(j)            A Change in Control occurs or any Credit Party or direct or indirect equity owner in a Credit Party shall enter into agreement which contemplates a Change in Control unless such agreement provides, as a condition precedent to the consummation of such agreement, for either (x) the indefeasible payment in full in cash of all Obligations or (y) the consent of Agent and Lenders;

(k)           Any Required Permit shall have been (i) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the Ordinary Course of Business for a full term, or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Required Permit or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Change;

(1)           If any Borrower is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, such Borrower’s equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange; or

(m)          A Material Adverse Change.

Notwithstanding the foregoing, if a Credit Party fails to comply with any same provision of this Agreement two (2) times in any twelve (12) month period and Agent has given to any Borrower in connection with each such failure any notice to which Borrower would be entitled under this Section 10.1 before such failure could become an Event of Default, then all subsequent failures by a Credit Party to comply with such provision of this Agreement shall effect an immediate Event of Default (without the expiration of any applicable cure period) with respect to all subsequent failures by a Credit Party to comply with such provision of this Agreement, and Agent thereupon may exercise any remedy set forth in this Article 10 without affording Borrower any opportunity to cure such Event of Default.

All cure periods provided for in this Section 10.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

10.2        Rights and Remedies.

(a)           Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of the Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to any Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 10.1(f) occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders), or (iii) by notice to any Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between any Credit Party and Agent and/or the Lenders (but if an Event of Default described in Section 10.1(f) occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).

(b)           Without limiting the rights of Agent and Lenders set forth in Section 10.2(a) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, without notice or demand, to do any or all of the following:

(i)            with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, and foreclose upon and/or sell, lease or liquidate, the Collateral, in whole or in part;

(ii)           apply to the Obligations (A) any balances and deposits of any Credit Party that Agent or any Lender or any Affiliate of Agent or a Lender holds or controls, or (B) any amount held or controlled by Agent or any Lender or any Affiliate of Agent or a Lender owing to or for the credit or the account of any Credit Party;

(iii)          settle, compromise or adjust and grant releases with respect to disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing any Credit Party money of Agent’s security interest in such funds, and verify the amount of such Account;

(iv)          make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Agent requests and make it available as Agent designates. Agent may also render any or all of the Collateral unusable at a Credit Party’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Borrower grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;

(v)           pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;

(vi)          ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) and, in connection with Agent’s exercise of its rights under this Article 10, Borrower’s rights under all licenses and all franchise agreements shall be deemed to inure to Agent for the benefit of the Lenders;

(vii)         place a “hold” on any account maintained with Agent or the Lenders or any Affiliate of Agent or a Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(viii)        demand and receive possession of the Books of Borrower and the other Credit Parties; and

(ix)          exercise all other rights and remedies available to Agent under the Financing Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

10.3        Notices. Any notice that Agent is required to give to a Credit Party under the UCC of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given in accordance with this Agreement at least five (5) Business Days prior to such action.

10.4        Protective Payments. If any Credit Party fails to pay or perform any covenant or obligation under this Agreement or any other Financing Document, Agent may pay or perform such covenant or obligation, and all amounts so paid by Agent are Protective Advances and immediately due and payable, bearing interest at the then highest applicable rate for the Credit Facilities hereunder, and secured by the Collateral. No such payments or performance by Agent shall be construed as an agreement to make similar payments or performance in the future or constitute Agent’s waiver of any Event of Default.

10.5        Liability for Collateral No Waiver; Remedies Cumulative. So long as Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral. Agent’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Financing Document shall not waive, affect, or diminish any right of Agent thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and then is only effective for the specific instance and purpose for which it is given. Agent’s rights and remedies under this Agreement and the other Financing Documents are cumulative. Agent has all rights and remedies provided under the Code, by Law, or in equity. Agent’s exercise of one right or remedy is not an election, and Agent’s waiver of any Event of Default is not a continuing waiver. Agent’s delay in exercising any remedy is not a waiver, election, or acquiescence.

10.6        Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (i) Borrower, for itself and the other Credit Parties, irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower and the Credit Parties on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent, and (ii) unless the Agent and the Lenders shall agree otherwise, the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Protective Advances; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of the Credit Parties owing to Agent or any Lender under the Financing Documents. Borrower shall remain fully liable for any deficiency. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. Unless the Agent and the Lenders shall agree otherwise, in carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

10.7        Waivers.

(a)           Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents and hereby ratifies and confirms whatever Agent or Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s entry upon the premises of a Borrower, the taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

(b)           Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

(c)           To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Credit Facilities or to any subsequent disbursement of Credit Extensions, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future Credit Extensions and Agent may at any time after such acquiescence require Borrower to comply with all such requirements. Any forbearance by Agent or a Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Credit Facilities, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Financing Documents or as a reinstatement of the Obligations or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Obligations, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.

(d)           Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrower and the Financing Documents and other security instruments or agreements securing the Obligations have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrower’s obligations under the Financing Documents.

(e)           Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrower’s obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrower’s obligations under the Financing Documents. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.

10.8        Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section 10.8 as if this Section 10.8 were a part of each Financing Document executed by such Credit Party.

11           NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Financing Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Article 11.

If to Borrower:

SurgiQuest, Inc.

333 Quarry Road

Milford, CT 06460

Attention: Chief Executive Officer, Kourosh Azarbarzin

Fax:(203) 799-2401

E-Mail: kazarbarzin@surgiquest.com

with a copies to:

SurgiQuest, Inc.

333 Quarry Road

Milford, CT 06460

Attention: Chief Finanical Officer, Christine Antalik

Fax: (203) 799-2401

E-Mail: cantalik@surgiquest.com

with copy to:

Wiggin and Dana LLP

One Century Tower

265 Church Street

New Haven, CT 06508

Attention: Merton G. Gollaher

Fax: 203-782-2889

E-Mail: mgollaher@wiggin.com

If to Agent or Lenders:

MidCap Funding V, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: Portfolio Management- Life Sciences

Fax: (301) 941-1450

E-Mail: lviera@midcapfinancial.com

with a copy to:

MC Serviceco, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: General Counsel

Fax: (301) 941-1450

E-Mail: legalnotices@midcapfinancial.com

12           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER; CONFESSION OF JUDGMENT

12.1        THIS AGREEMENT, EACH SECURED PROMISSORY NOTE AND EACH OTHER FINANCING DOCUMENT, AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH FINANCING DOCUMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. NOTWITHSTANDING THE FOREGOING, AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS, AND OTHER PROCESS ISSUED IN SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS, AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN ARTICLE 11 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER TO OCCUR OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

12.2        TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, AGENT AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE FINANCING DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER

CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.3        Borrower, Agent and each Lender agree that each Credit Extension (including those made on the Closing Date) shall be deemed to be made in, and the transactions contemplated hereunder and in any other Financing Document shall be deemed to have been performed in, the State of Maryland.

12.4        CONFESSION OF JUDGMENT. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, EACH BORROWER AUTHORIZES ANY ATTORNEY ADMITTED TO PRACTICE BEFORE ANY COURT OF RECORD IN THE UNITED STATES OR THE CLERK OF SUCH COURT TO APPEAR ON BEHALF OF SUCH BORROWER IN ANY COURT IN ONE OR MORE PROCEEDINGS, OR BEFORE ANY CLERK THEREOF OR PROTHONOTARY OR OTHER COURT OFFICIAL, AND TO CONFESS JUDGMENT AGAINST BORROWER IN FAVOR OF AGENT (FOR THE BENEFIT OF ALL LENDERS) IN THE FULL AMOUNT DUE ON THIS AGREEMENT (INCLUDING PRINCIPAL, ACCRUED INTEREST AND ANY AND ALL CHARGES, FEES AND COSTS) PLUS REASONABLE ATTORNEYS’ FEES EQUAL TO NO MORE THAN FIFTEEN PERCENT (15%) OF THE AMOUNT DUE (EXCEPT THAT AGENT SHALL NOT SEEK TO COLLECT AN AMOUNT IN EXCESS OF ITS ACTUAL ATTORNEYS’ FEES), PLUS COURT COSTS, ALL WITHOUT PRIOR NOTICE OR OPPORTUNITY OF SUCH BORROWER FOR PRIOR HEARING. EACH BORROWER AGREES AND CONSENTS THAT VENUE AND JURISDICTION SHALL BE PROPER IN THE CIRCUIT COURT OF ANY COUNTY OF THE STATE OF MARYLAND. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST A BORROWER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY ANY IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; SUCH AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS AGENT SHALL DEEM NECESSARY, CONVENIENT, OR PROPER.

13           GENERAL PROVISIONS

13.1        Successors and Assigns.

(a)           This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Agent’s prior written consent (which may be granted or withheld in Agent’s discretion). Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Applicable Commitment and/or Credit Extensions, together with all related obligations of such Lender hereunder. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective assignment agreement in form and substance acceptable to Agent, executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require. Notwithstanding anything set forth in this Agreement to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If requested by Agent, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of an Applicable Commitment or Credit Extension to an assignee hereunder, (ii) make Borrower’s management available to meet with Agent and prospective participants and assignees of Applicable Commitments or Credit Extensions and (iii) assist Agent in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of an Applicable Commitment or Credit Extension reasonably may request.

(b)           From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such assignment agreement, shall have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, shall be released from its rights and obligations hereunder

(other than those that survive termination). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective assignment agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) secured notes in the aggregate principal amount of the Eligible Assignee’s Credit Extensions or Applicable Commitments (and, as applicable, secured promissory notes in the principal amount of that portion of the principal amount of the Credit Extensions or Applicable Commitments retained by the assigning Lender).

(c)           Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Bethesda, Maryland a copy of each assignment agreement delivered to it and a Register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Credit Extensions owing to, such Lender pursuant to the terms hereof (the “Register”). The entries in such Register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such Register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Obligations (each, a “Participant Register”). The entries in the Participant Registers shall be conclusive. Each Participant Register shall be available for inspection by Borrower and the Agent at any reasonable time upon reasonable prior notice to the applicable Lender; provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person (including Borrower) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d)           Notwithstanding anything to the contrary contained in this Agreement, the Credit Extensions (including any Secured Promissory Notes evidencing such Credit Extensions) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Credit Extensions shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Agreement shall be construed so that the Credit Extensions are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code of 1986 as amended and Section 5f.103-1(c) of the United States Treasury Regulations.

13.2        Indemnification.

(a)           Borrower hereby agrees to promptly pay (i) all costs and expenses of Agent (including, without limitation, the costs and expenses and reasonable fees of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, and (B) any periodic public record searches conducted by or at the request of Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), subject in each of the foregoing cases to any frequency limitations specified in this Agreement with respect to any such payment or reimbursement obligations (ii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents; (iii) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with (A) protecting, storing, insuring, handling, maintaining or selling any Collateral, (B) any litigation, dispute, suit or proceeding relating to any Financing Document, and (C) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents; (iv) without limitation of the preceding clause (i), all costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the Credit Extensions to be made hereunder; and (v) all costs and expenses incurred by Agent or Lenders in connection with any litigation, dispute, suit or proceeding relating to any Financing Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, whether or not Agent or Lenders are a party thereto. If Agent or any Lender uses in-house counsel for any of these purposes, Borrower further agrees that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

(b)           Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Agent and Lenders (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Credit Facilities, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

(c)           Notwithstanding any contrary provision in this Agreement, the obligations of Borrower under this Section 13.2 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO ANY CREDIT PARTY OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

13.3        Time of Essence. Time is of the essence for the payment and performance of the Obligations in this Agreement.

13.4        Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.5        Correction of Financing Documents. Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Financing Documents consistent with the agreement of the parties.

13.6        Integration. This Agreement and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Financing Documents merge into this Agreement and the Financing Documents.

13.7        Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

13.8        Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 13.2 to indemnify each Lender and Agent shall survive until the statute of limitations with respect to such claim or cause of action shall have run. All powers of attorney and appointments of Agent or any Lender as Borrower’s attorney in fact hereunder, and all of Agent’s and Lenders’ rights and powers in respect thereof, are coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

13.9        Confidentiality. In handling any confidential information of Borrower, each of the Lenders and Agent shall use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Financing Document, but disclosure of information may be made: (a) to the Lenders’ and Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions, each of which shall be bound to Lender or Agent by obligations of confidentiality; (c) as required by Law, regulation, subpoena, order or other legal, administrative, governmental or regulatory request; provided, however, that the applicable Lender or Agent shall use reasonable efforts (at Borrower’s cost and expense) to ensure that such information is afforded confidential treatment and, to the extent that it may lawfully do so, shall first provide notice to the Borrower with a reasonable opportunity to interpose an objection or obtain a protective order; (d) to regulators or as otherwise required in connection with an examination or audit, or to any nationally recognized rating agency bound to Lender or Agent by obligations of confidentiality; (e) as Agent or any Lender reasonably considers appropriate in exercising remedies under the Financing Documents; (f) to financing sources bound to Lender or Agent by obligations of confidentiality that are advised of the confidential nature of such information and are instructed to keep such information confidential; (g) to third party service providers of the Lenders and/or Agent so long as such service providers are bound to such Lender or Agent by obligations of confidentiality; (h) to the extent necessary or customary for inclusion in league table measurements; and (i) in connection with any litigation or other proceeding to which such Lender or Agent or any of their Affiliates is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Affiliates referring to a Lender or Agent or any of their Affiliates; provided, however, that the applicable Lender or Agent shall use reasonable efforts (at Borrower’s cost and expense) to ensure that such information is afforded confidential treatment. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent; or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information. Agent and/or Lenders may, in accordance with the confidentiality obligations set forth herein, use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Agent and/or Lenders, as applicable, do not disclose Borrower’s identity or the identity of any Person associated with Borrower unless otherwise permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 13.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 13.9.

13.10      Right of Set-off. Borrower hereby grants to Agent and to each Lender, a lien, security interest and right of set-off as security for all Obligations to Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or the Lenders or any entity under the control of Agent or the Lenders (including an Agent or Lender Affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or the Lenders may set-off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET-OFF

WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.11      Publicity. Borrower will not directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of Agent or any Lender or any of their Affiliates (with respect to references to name, logo or trademarks, only to the extent such usage relates to a Lender’s role hereunder) or any reference to this Agreement or the financing evidenced hereby, in any case except as required by applicable Law, subpoena or judicial or similar order, in which case Borrower shall endeavor to give Agent prior written notice of such publication or other disclosure. Each Lender and Borrower hereby authorizes each Lender to publish the name of such Lender and Borrower, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which such Lender elects to submit for publication. In addition, each Lender and Borrower agrees that each Lender may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, such authorization shall be subject to such Lender providing Borrower and the other Lenders with an opportunity to review and confer with such Lender regarding, and approve, the contents of any such tombstone, advertisement or information, as applicable, prior to its initial submission for publication, but subsequent publications of the same tombstone, advertisement or information shall not require Borrower’s approval.

13.12      No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

13.13      Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement or the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.

13.14      Amendments; Required Lenders; Inter-Lender Matters.

(a)           No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom (in each case, other than amendments, waivers, approvals or consents deemed ministerial by Agent), shall in any event be effective unless the same shall be in writing and signed by Borrower, Agent and Required Lenders. Except as set forth in clause (b) below, all such amendments, modifications, terminations or waivers requiring the consent of the “Lenders” shall require the written consent of Required Lenders.

(b)           No amendment, modification, termination or waiver of any provision of this Agreement or any other Financing Document shall, unless in writing and signed by Agent and by each Lender directly affected thereby: (i) increase or decrease the Applicable Commitment of any Lender (which shall be deemed to affect all Lenders), (ii) reduce the principal of or rate of interest on any Obligation or the amount of any fees payable hereunder, (iii) postpone the date fixed for or waive any payment of principal of or interest on any Credit Extension, or any fees or reimbursement obligation hereunder, (iv) release all or substantially all of the Collateral, or consent to a transfer of any of the Intellectual Property, in each case, except as otherwise expressly permitted in the Financing Documents (which shall be deemed to affect all Lenders), (v) subordinate the lien granted in favor of Agent securing the Obligations (which shall be deemed to affect all Lenders, except as otherwise provided below), (vi) release a Credit Party from, or consent to a Credit Party’s assignment or delegation of, such Credit Party’s obligations hereunder and under the other Financing Documents or any Guarantor from its guaranty of the Obligations (which shall be deemed to affect all Lenders) or (vii) amend, modify, terminate or waive this Section 13.14(b) or the definition of “Required Lenders” or “Pro Rata Share” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender. For purposes of the foregoing, no Lender shall be deemed affected by (i) waiver of the imposition of the Default Rate or imposition of the Default Rate to only a portion of the Obligations, (ii) waiver of the accrual of late charges, (iii) waiver of any fee solely payable to Agent under the Financing

Documents, (iv) subordination of a lien granted in favor of Agent provided such subordination is limited to equipment being financed by a third party providing Permitted Indebtedness. Notwithstanding any provision in this Section 13.14 to the contrary, no amendment, modification, termination or waiver affecting or modifying the rights or obligations of Agent hereunder shall be effective unless signed by Agent and Required Lenders

(c)           Agent shall not grant its written consent to any deviation or departure by Borrower or any Credit Party from the provisions of Article 7 without the prior written consent of the Required Lenders. Required Lenders shall have the right to direct Agent to take any action described in Section 10.2(b). Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all remedies referenced in Section 10.2 without the written consent of Required Lenders following the occurrence of an “Exigent Circumstance” (as defined below). Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. As used in this Section 13.14(c), “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral.

13.15      Borrower Liability. If there is more than one entity comprising Borrower, then (a) any Borrower may, acting singly, request Credit Extensions hereunder, (b) each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder, (c) each Borrower shall be jointly and severally obligated to pay and perform all obligations under the Financing Documents, including, but not limited to, the obligation to repay all Credit Extensions made hereunder and all other Obligations, regardless of which Borrower actually receives said Credit Extensions, as if each Borrower directly received all Credit Extensions, and (d) each Borrower waives (i) any suretyship defenses available to it under the Code or any other applicable law, and (ii) any right to require the Lenders or Agent to: (A) proceed against any Borrower or any other person; (B) proceed against or exhaust any security; or (C) pursue any other remedy. The Lenders or Agent may exercise or not exercise any right or remedy they have against any Credit Party or any security (including the right to foreclose by judicial or non-judicial sale) without affecting any other Credit Party’s liability or any Lien against any other Credit Party’s assets. Notwithstanding any other provision of this Agreement or other related document, until payment in full of the Obligations and termination of the Applicable Commitments, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of the Lenders and Agent under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Credit Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by any Credit Party with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Credit Party with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 13.15 shall be null and void. If any payment is made to a Credit Party in contravention of this Section 13.15, such Credit Party shall hold such payment in trust for the Lenders and Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

13.16      Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.17.     USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Agent or such Lender, as applicable, to identify Borrower in accordance with the USA PATRIOT Act.

14           AGENT

14.1        Appointment and Authorization of Agent. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Financing Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Financing Document, together with such powers as are reasonably incidental thereto. The provisions of this Article 14 are solely for the benefit of Agent and Lenders and none of Credit Parties nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. The duties of Agent shall be mechanical and administrative in nature. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Financing Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Financing Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Financing Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (a) act as collateral agent for Agent and each Lender for purposes of the perfection of all liens created by the Financing Documents and all other purposes stated therein, (b) manage, supervise and otherwise deal with the Collateral, (c) take such other action as is necessary or desirable to maintain the perfection and priority of the liens created or purported to be created by the Financing Documents, (d) except as may be otherwise specified in any Financing Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Financing Documents, applicable law or otherwise and (e) execute any amendment, consent or waiver under the Financing Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent and the Lenders for purposes of the perfection of all liens with respect to the Collateral, including any deposit account maintained by a Credit Party with, and cash and cash equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

14.2        Successor Agent.

(a)           Agent may at any time assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person to whom Agent, in its capacity as a Lender, has assigned (or will assign, in conjunction with such assignment of agency rights hereunder) fifty percent (50%) or more of the Credit Extensions or Applicable Commitments then held by Agent (in its capacity as a Lender), in each case without the consent of the Lenders or Borrower. Following any such assignment, Agent shall give notice to the Lenders and Borrower. An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.

(b)           Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this subsection (b).

(c)                                  Upon (i) an assignment permitted by subsection (a) above, or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this subsection (c)). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article 14 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

14.3                        Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Financing Document by or through its, or its Affiliates’, agents, employees or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct. Any such Person to whom Agent delegates a duty shall benefit from this Article 14 to the extent provided by Agent.

14.4                        Liability of Agent. Except as otherwise provided herein, no “Agent-Related Person” (as defined below) shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or for any failure of any Credit Party or any other party to any Financing Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the Collateral, other properties or books or records of any Credit Party or any Affiliate thereof. The term “Agent-Related Person” means the Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Agent-Related Person shall be an Affiliate of Borrower.

14.5                        Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Financing Document (a) if such action would, in the opinion of Agent, be contrary to law or any Financing Document, (b) if such action would, in the opinion of Agent, expose Agent to any potential liability under any law, statute or regulation or (c) if Agent shall not first have received such advice or concurrence of all Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request or consent of all Lenders (or Required Lenders where authorized herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

14.6                        Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default and/or Event of Default, unless Agent shall have received written notice from a Lender or Borrower, describing such default or Event of Default. Agent will notify the Lenders of its receipt of any such notice. While an Event of Default has occurred and is continuing, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Agent shall deem advisable or in the best interest of the Lenders, including without limitation, satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Financing Documents, payment of taxes on behalf of Borrower or any other Credit Party, payments to landlords, warehouseman, bailees and other Persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting a Credit Party and/or the Collateral.

14.7                        Credit Decision; Disclosure of Information by Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, properly, financial and other condition or creditworthiness of any Credit Party which may come into the possession of any Agent-Related Person.

14.8                        Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall, severally and pro rata based on its respective Pro Rata Share, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (which shall not include legal expenses of Agent incurred in connection with the closing of the transactions contemplated by this Agreement) incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 14.8. Without limitation of the foregoing, each Lender shall, severally and pro rata based on its respective Pro Rata Share, reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Protective Advances incurred after the closing of the transactions contemplated by this Agreement) incurred by Agent (in its capacity as Agent, and not as a Lender) in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 14.8 shall survive the payment in full of the Obligations, the termination of this Agreement and the resignation of Agent.

14.9                        Agent in its Individual Capacity. With respect to its Credit Extensions, MidCap shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms “Lender” and “Lenders” include MidCap in its individual capacity. MidCap and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party and any of their Affiliates and any person who may do business with or own securities of any Credit Party or any of their Affiliates, all as if MidCap were not Agent and without any duty to account therefor to Lenders. MidCap and its Affiliates may accept fees and other consideration from a Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between MidCap as a Lender holding disproportionate interests in the Credit Extensions and MidCap as Agent, and expressly consents to, and waives, any claim based upon, such conflict of interest.

14.10                 Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, Agent (irrespective of whether the principal of any Credit Extension, shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on such Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and then-respective agents and counsel and all other amounts due the Lenders and Agent allowed in such judicial proceeding); and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, including Protective Advances. To the extent that Agent fails timely to do so, each Lender may file a claim relating to such Lender’s claim.

14.11                 Collateral and Guaranty Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, to release (a) any Credit Party and any Lien on any Collateral granted to or held by Agent under any Financing Document upon the date that all Obligations due hereunder have been fully and indefeasibly paid in full and no Applicable Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, and (b) any Lien on any Collateral that is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Financing Document. Upon request by Agent at any time, all Lenders will confirm in writing Agent’s authority to release its interest in particular types or items of Collateral pursuant to this Section 14.11.

14.12                 Advances; Payments; Non-Funding Lenders.

(a)                                 Advances: Payments. If Agent receives any payment for the account of Lenders on or prior to 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Agent receives any payment for the account of Lenders after 11:00 a.m. (New York time) on any Business Day, Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day. To the extent that any Lender has failed to fund any Credit Extension (a “Non-Funding Lender”), Agent shall be entitled to set-off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower.

(b)                                 Return of Payments.

(i)                                     If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount (including interest accruing on such amount at the Federal Funds Rate for the first Business Day and thereafter, at the rate otherwise applicable to such Obligation) from such Lender on demand without set-off, counterclaim or deduction of any kind.

(ii)                                  If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Credit Party or paid to any other person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to a Credit Party or such other person, without set-off, counterclaim or deduction of any kind.

14.13                 Miscellaneous,

(a)                                 Neither Agent nor any Lender shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other advance required hereunder. The failure of any Non-Funding Lender to make any Credit Extension or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Credit Extension or payment required by it, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Credit Extension or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lender” hereunder) for any voting or consent rights under or with respect to any Financing Document. At Borrower’s request, Agent or a person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such person, all of the Applicable Commitments and all of the outstanding Credit Extensions of that Non-Funding Lender for an amount equal to the principal balance of the Credit Extensions held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement reasonably acceptable to Agent.

(b)                                 Each Lender shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements paid or made by any Credit Party. Notwithstanding the foregoing, if this Agreement requires payments of principal and interest to be made directly to the Lenders, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to the Agent (for Agent to redistribute to itself and the Lenders in a manner to ensure the payment to Agent of any sums due Agent hereunder and the ratable repayment of each Lender’s portion of any Credit Extension and the ratable distribution of interest, fees and reimbursements) such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities and whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, shall be received by a Lender in excess of its ratable share, then (i) the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for application to the payments of amounts due on the other Lender’s claims, or, in the case of Collateral, shall hold such Collateral for itself and as agent and bailee for the Agent and other Lenders and (ii) such Lender shall promptly advise the Agent of the receipt of such payment, and, within five (5) Business Days of such receipt and, in the case of payments and distributions, such Lender shall purchase (for cash at face value) from the other Lenders (through the Agent), without recourse, such participations in the Credit Extension made by the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of a Credit Party from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; provided, further, that the provisions of this Section 14.13(b) shall not be construed to apply to (x) any payment made by a Credit Party pursuant to and in accordance with the express terms of this Agreement or the other Financing Documents, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Applicable Commitment pursuant to Section 13.1. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.13(b) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. No documentation other than notices and the like shall be required to implement the terms of this Section 14.13(b). The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 14.13(b) and shall in each case notify the Lenders following any such purchases.

15                                  DEFINITIONS

In addition to any terms defined elsewhere in this Agreement, or in any schedule or exhibit attached hereto, as used in this Agreement, the following terms have the following meanings:

“Access Agreement” means a landlord consent, bailee letter or warehouseman’s letter, in form and substance reasonably satisfactory to Agent, in favor of Agent executed by such landlord, bailee or warehouseman, as applicable, for any third party location.

“Account” means any “account”, as defined in the Code, with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” means any “account debtor”, as defined in the Code, with such additions to such term as may hereafter be made.

“Affiliate” means, with respect to any Person, a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” means, MidCap, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders, together with its successors and assigns.

“Agreement” has the meaning given it in the preamble of this Agreement.

“AnchorPort Business” means Borrower’s business of developing, manufacturing, marketing and selling the self-adjusting, self-anchoring trocar system with an elastomeric cannula, including without limitation Intellectual Property covering such system and permits, approvals, tooling, inventory, work in process and agreements and arrangements associated with such Products.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

“Applicable Commitment” has the meaning given it in Section 2.2.

“Applicable Floor” means for each Credit Facility the per annum rate of interest specified on the Credit Facility Schedule; provided, however, that for the Applicable Prime Rate, the Applicable Floor is a per annum rate that is three hundred basis points above the Applicable Floor for the Applicable Libor Rate.

“Applicable Index Rate” means, for any Applicable Interest Period, the rate per annum determined by Agent equal to the Applicable Libor Rate; provided, however, that in the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Agent or any Lender, make it unlawful or impractical for Agent or such Lender to fund or maintain Obligations bearing interest based upon the Applicable Libor Rate, Agent or such Lender shall give notice of such changed circumstances to Agent and Borrower and the Applicable Index Rate for Obligations outstanding or thereafter extended or made by Agent or such Lender shall thereafter be the Applicable Prime Rate until Agent or such Lender determines (as to the portion of the Credit Extensions or Obligations owed to it) that it would no longer be unlawful or impractical to fund or maintain such Obligations or Credit Extensions at the Applicable Libor Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), as of any Applicable Interest Rate Determination Date, that adequate and fair means do not exist for ascertaining the interest rate applicable to any Credit Facility on the basis provided for herein, then Agent may select a comparable replacement index and corresponding margin.

“Applicable Interest Period” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule; provided, however, that at any time that the Applicable Prime Rate is the Applicable Index Rate,

Applicable Interest Period shall mean the period commencing as of the most recent Applicable Interest Rate Determination Date and continuing until the next Applicable Interest Rate Determination Date or such earlier date as the Applicable Prime Rate shall no longer be the Applicable Index Rate; and provided, further, that at any time the Libor Rate Index is adjusted as set forth in the definition thereof, or re-implemented following invocation of the Applicable Prime Rate as permitted herein, the Applicable Interest Period shall mean the period commencing as of such adjustment or re-implementation and continuing until the next Applicable Interest Rate Determination Date, if any.

“Applicable Interest Rate” means a per annum rate of interest equal to the Applicable Index Rate plus the Applicable Margin.

“Applicable Interest Rate Determination Date” means the second (2nd) Business Day prior to the first (1st) day of the related Applicable Interest Period; provided, however, that at any time that the Applicable Prime Rate is the Applicable Index Rate, Applicable Interest Rate Determination Date means the date of any change in the Base Rate Index; and provided, further, that at any time the Libor Rate Index is adjusted as set forth in the definition thereof, the Applicable Interest Rate Determination Date shall mean the date of such adjustment or the second (2nd) Business Day prior to the first (1st) day of the related Applicable Interest Period, as elected by Agent.

“Applicable Libor Rate” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next l/100th%), equal to the greater of (a) the Applicable Floor and (b) the Libor Rate Index.

“Applicable Margin” for each Credit Facility has the meaning specified for that Credit Facility in the Credit Facility Schedule.

“Applicable Prepayment Fee”, for each Credit Facility, has the meaning given it in the Credit Facility Schedule for such Credit Facility.

“Applicable Prime Rate” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next l/100th%), equal to the greater of (a) the Applicable Floor and (b) the Base Rate Index.

“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Base Rate Index” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next l/100th%) as being the rate of interest announced, from time to time, within Wells Fargo Bank, N.A. (“Wells Fargo”) at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate; provided, however, that Agent may, upon prior written notice to any Borrower, choose a reasonably comparable index or source to use as the basis for the Base Rate Index.

“Blocked Person” means: (a) any Person listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns. The term “each Borrower” shall refer to each Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person. The term “any Borrower” shall refer to any Person comprising the Borrower if there is more than one such Person, or the sole Borrower if there is only one such Person.

“Borrowing Resolutions” means, with respect to any Person, those resolutions, in form and substance satisfactory to Agent, adopted by such Person’s Board of Directors or other appropriate governing body and delivered by such Person to Agent approving the Financing Documents to which such Person is a party and the transactions contemplated thereby, as well as any other approvals as may be necessary or desired to approve the entering into the Financing Documents or the consummation of the transactions contemplated thereby or in connection therewith.

“Books” means all of books and records of a Person, including ledgers, federal and state tax returns, records regarding the Person’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day that is not (a) a Saturday or Sunday or (b) a day on which Agent is closed.

“Change in Control” means any event, transaction, or occurrence as a result of which (a) Preferred Investors cease to own and control all of the economic and voting rights associated with ownership of at least fifty percent (50%) (or such greater percentage as may be required under the Organizational Documents to constitute control) of the outstanding securities of all classes of the Borrower on a fully diluted basis (other than by the sale of Borrower’s equity securities in or following an initial public offering; provided that upon the sale of Borrower’s equity securities in an initial public offering, a Change in Control under this clause (a) shall occur when any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Borrower, representing twenty-five percent (25%) or more of the combined voting power of Borrower’s then outstanding securities); (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors or managers of Borrower (together with any new directors or managers whose election by the board of directors or managers of Borrower was approved by a vote of not less than two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability or due to replacement by a Preferred Investor entitled to appoint such board member in the Ordinary Course of Business) to constitute a majority of the directors then in office; (c) Borrower ceases to own and control, directly or indirectly, all of the economic and voting rights associated with the outstanding voting capital stock (or other voting equity interest) of each of its Subsidiaries.

“Closing Date” has the meaning given it in the preamble of this Agreement.

“Code” means the Uniform Commercial Code in effect on the date hereof, as the same may, from time to time, be enacted and in effect in the State of Maryland; provided, however, that to the extent that the Code is used to define any term herein or in any Financing Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; and provided, further, that in the event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Maryland the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Financing Documents, including, without limitation (a) so long as the Subject Intangible Property Security Interest Event has not occurred, all of the property described in Exhibit A hereto, and (b) immediately upon the occurrence of the Subject Intangible Property Security Interest Event, all of the property described in Exhibit B hereto.

“Collateral Account” means any Deposit Account, Securities Account or Commodity Account.

“Commitment Commencement Date” has the meaning given it in the Credit Facility Schedule.

“Commitment Termination Date” has the meaning given it in the Credit Facility Schedule.

“Commodity Account” means any “commodity account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Communication” has the meaning given it in Article 11.

“Compliance Certificate” means a certificate, duly executed by an authorized officer of Borrower, appropriately completed and substantially in the form of Exhibit C.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” means any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account or Commodity Account.

“Credit Extension” means an advance or disbursement of proceeds to or for the account of Borrower in respect of a Credit Facility.

“Credit Extension Form” means that certain form attached hereto as Exhibit D, as the same may be from time to time revised by Agent.

“Credit Facility” means a credit facility specified on the Credit Facility Schedule.

“Credit Party” means any Borrower, any Guarantor under a guarantee of the Obligations or any part thereof, and any other Person (other than Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document, and any Person whose equity interests or portion thereof have been pledged or hypothecated to Agent under any Financing Document; and “Credit Parties” means all such Persons, collectively.

“Default” means any fact, event or circumstance which with notice or passage of time or both, could constitute an Event of Default.

“Default Rate” has the meaning given it in Section 2.6(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Funding Account” is Borrower’s Deposit Account, account number 3300498594, maintained with Silicon Valley Bank and subject to a Control Agreement; provided, that, to the extent Borrower elects to use such deposit account as its Lockbox Account in connection with the Lockbox Structure Event, Borrower shall be permitted to establish a new Designated Funding Account, by providing Agent written notice of same, which deposit account shall at all times from and after such notice be subject to a Control Agreement in accordance with Section 6.6.

“Dollars,” “dollars” and “$” each means lawful money of the United States.

“Draw Period” means, for each Credit Facility, the period commencing on the Commitment Commencement Date and ending on the Commitment Termination Date.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not include any Credit Party or any Subsidiary of a Credit Party. Notwithstanding the foregoing, in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party becoming an assignee incident to such forced divestiture.

“Environmental Law” means all any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority and/or Required Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Equipment” means all “equipment”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and all regulations promulgated thereunder.

“Event of Default” has the meaning given it in Section 10.1.

“Exigent Circumstance” has the meaning given it in Section 13.14.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.

“Fee Letters” means, collectively, the fee letter agreements among Borrower and Agent and Borrower and each Lender.

“Financing Documents” means, collectively, this Agreement, the Perfection Certificate, the Fee Letter(s), each note and guarantee executed by one or more Credit Parties in connection with the indebtedness governed by this Agreement, and each other present or future agreement executed by one or more Credit Parties and, or for the benefit of, the Lenders and/or Agent in connection with this Agreement, all as amended, restated, or otherwise modified from time to time.

“Foreign Lender” has the meaning given it in Section 2.6(h)(iii).

“Funding Date” means any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” means all “general intangibles”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable Law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including, without limitation, key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any present or future guarantor of the Obligations.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks containing any of the foregoing substances; any substance the presence of which is prohibited by any Laws; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum byproducts, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Indebtedness” means (a) indebtedness for borrowed money (including the Obligations) or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) obligations arising under non-compete agreements, (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business, and (1) Contingent Obligations.

“Indemnified Liabilities” means those liabilities described in Section 13.2(a) and (b).

“Indemnitee” has the meaning given it in Section 13.2.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency Law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Interest Only Extensions” means, collectively, the Interest Only - First Extension, Interest Only - Second Extension, Interest Only - Third Extension, Interest Only - Fourth Extension, Interest Only - Fifth Extension, Interest Only -Sixth Extension, Interest Only - Seventh Extension, and Interest Only - Eighth Extension.

“Interest Only - First Extension” means the election by Borrower by written notice delivered to Agent before July 1, 2015, to extend the beginning date for principal payments from July 1, 2015 to October 1, 2015, which extension shall occur only if the Borrower demonstrates, to the satisfaction of Agent, at least $34,300,000 in TTM Revenue for the trailing twelve month period ending May 31, 2015.

“Interest Only - Second Extension” means the election by Borrower by written notice delivered to Agent before October 1, 2015, to extend the beginning date for principal payments from October 1, 2015 to January 1, 2016, which extension shall occur only if the Borrower demonstrates, to the satisfaction of Agent, at least $37,500,000 in TTM Revenue for the trailing twelve month period ending August 31, 2015.

“Interest Only - Third Extension” means the election by Borrower by written notice delivered to Agent before January 1, 2016, to extend the beginning date for principal payments from January 1, 2016 to April 1, 2016, which extension shall occur only if the Borrower demonstrates, to the satisfaction of Agent, at least $40,300,000 in TTM Revenue for the trailing twelve month period ending November 30, 2015.

“Interest Only - Fourth Extension” means the election by Borrower by written notice delivered to Agent before April 1, 2016, to extend the beginning date for principal payments from April 1, 2016 to July 1, 2016, which extension shall occur only if the Borrower demonstrates, to the satisfaction of Agent, at least $44,600,000 in TTM Revenue for the trailing twelve month period ending February 29, 2016.

“Interest Only - Fifth Extension” means the election by Borrower by written notice delivered to Agent before July 1, 2016, to extend the beginning date for principal payments from July 1, 2016 to October 1, 2016, which extension shall occur only if the Borrower demonstrates, to the satisfaction of Agent, at least $48,600,000 in TTM Revenue for the trailing twelve month period ending May 31, 2016.

“Interest Only - Sixth Extension” means the election by Borrower by written notice delivered to Agent before October 1, 2016, to extend the beginning date for principal payments from October 1, 2016 to January 1, 2017, which extension shall occur only if the Borrower demonstrates, to the satisfaction of Agent, at least $52,400,000 in TTM Revenue for the trailing twelve month period ending August 31, 2016.

“Interest Only - Seventh Extension” means the election by Borrower by written notice delivered to Agent before January 1, 2017, to extend the beginning date for principal payments from January 1, 2017 to April 1, 2017, which extension shall occur only if the Borrower demonstrates, to the satisfaction of Agent, at least $57,200,000 in TTM Revenue for the trailing twelve month period ending November 30, 2016.

“Interest Only - Eighth Extension” means the election by Borrower by written notice delivered to Agent before April 1, 2017, to extend the beginning date for principal payments from April 1, 2017 to July 1, 2017, which extension shall occur only if the Borrower demonstrates, to the satisfaction of Agent, at least $62,000,000 in TTM Revenue for the trailing twelve month period ending February 28, 2017.

“Inventory” means all “inventory”, as defined in the Code, with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means, with respect to any Person, directly or indirectly, (a) to purchase or acquire any stock or stock equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, (b) to make or commit to make any acquisition of all or substantially all of the assets of another Person, or of any business, Product, business line or product line, division or other unit operation of any Person or (c) make or purchase any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

“Joinder Requirements” has the meaning set forth in Section 6.8.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidance, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance.

“Lender” means any one of the Lenders.

“Lenders” means the Persons identified on the Credit Facility Schedule as amended from time to time to reflect assignments made in accordance with this Agreement.

“Libor Rate Index” means, for any Applicable Interest Period, the rate per annum, determined by Agent (rounded upwards, if necessary, to the next 1/100th%) by dividing (a) the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of such Applicable Interest Period or, if such day is not a Business Day, on the preceding Business Day) in the amount of One Million Dollars ($1,000,000) are offered to major banks in the London interbank market on or about 11:00 a.m. (New York time) on the Applicable Interest Rate Determination Date, for a period of thirty (30) days, which determination shall be conclusive in the absence of manifest error, by (b) 100% minus the Reserve Percentage; provided, however, that Agent may, upon prior written notice to any Borrower, choose a reasonably comparable index or source to use as the basis for the Libor Rate Index. The Libor Rate Index may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable Law occurring subsequent to the commencement of the then Applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest based upon the Libor Rate Index; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such Libor Rate Index and the method for determining the amount of such adjustment.

“Lien” means a claim, mortgage, deed of trust, lien, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of Law or otherwise against any property.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

“Material Adverse Change” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, (a) a material impairment in the perfection or priority of the Agent’s Lien (or any Lender’s Lien therein to the extent provided for in the Financing Documents) in the Collateral; (b) a material impairment in the value of the Collateral; (c) a material adverse change in the business, operations, or condition (financial or otherwise) or prospects of any Credit Party; or (d) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Agreement” means (a) the agreements listed in the Disclosure Schedule, (b) each agreement or contract to which a Credit Party is a party relating to Material Intangible Property, (c) any agreement with respect to any Product material to the Borrower’s business, the loss of which would materially impair the Borrower’s ability to sell or market such Product, and (d) any agreement or contract to which such Credit Party or its Subsidiaries is a party the termination of which could reasonably be expected to result in a Material Adverse Change.

“Material Indebtedness” has the meaning given it in Section 10.1.

“Maturity Date” means:

(a) if the Interest Only - First Extension has not occurred, June 1, 2018;

(b) if the Interest Only - First Extension has occurred and the Interest Only - Second Extension has not occurred, September 1, 2018;

(c) if the Interest Only - Second Extension has occurred and the Interest Only - Third Extension has not occurred, December 1,2018;

(d) if the Interest Only - Third Extension has occurred and the Interest Only - Fourth Extension has not occurred, March 1, 2019; and

(e) if the Interest Only - Fourth Extension has occurred (and, for the avoidance of doubt, regardless of whether any subsequent Interest Only Extensions occur), June 1, 2019.

“Maximum Lawful Rate” has the meaning given it in Section 2.6(g).

“MidCap” has the meaning given it in the preamble of this Agreement.

“Obligations” means all of Borrower’s obligations to pay when due any debts, principal, interest, Protective Advances, fees, indemnities and other amounts Borrower owes the Agent or Lenders now or later, under this Agreement or the other Financing Documents, including, without limitation, interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Agent, and the payment and performance of each other Credit Party’s covenants and obligations under the Financing Documents. “Obligations” does not include obligations under any warrants issued to Agent or a Lender, if any.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” means, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Closing Date, and (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices or then current business practices set forth in the most recent operating plan of Borrower to the extent approved by Agent, which shall in any event be at arms-length.

“Payment Date” means the first calendar day of each calendar month.

“Perfection Certificate” means the Perfection Certificate delivered to Agent as of the Closing Date, together with any amendments thereto required under this Agreement.

“Permitted Contingent Obligations” means (a) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (b) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time outstanding; (c) Contingent Obligations arising under indemnity agreements with title insurers; (d) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Article 7; (e) Contingent Obligations arising under the Financing Documents; (f) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any swap contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; and (g) other Contingent Obligations not permitted by clauses (a) through (f) above, not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time outstanding.

“Permitted Indebtedness” means: (a) Borrower’s Indebtedness to the. Lenders and Agent under this Agreement and the other Financing Documents; (b) Indebtedness existing on the Closing Date and described on the Disclosure Schedule; (c) Indebtedness secured by Permitted Liens; (d) [reserved]; (e) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business; (f) Permitted Contingent Obligations; (g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness set forth in (b) and (c) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the obligors thereunder; and (h) Indebtedness consisting of intercompany loans and advances made by any Credit Party to any other Credit Party, provided that (1) the obligations of the Credit Parties under such intercompany loan shall be subordinated at all times to the Obligations of the Credit Parties hereunder or under the other Financing Documents in a manner satisfactory to Agent and (2) to the extent that such Indebtedness is evidenced by a promissory note or other written instrument, Borrower shall pledge and deliver to Agent, for the benefit of itself and the Lenders, the original promissory note or instrument, as applicable, along with an endorsement in blank in form and substance satisfactory to Agent.

“Permitted Investments” means: (a) Investments existing on the Closing Date and described on the Disclosure Schedule; (b) Investments consisting of cash equivalents; (c) any Investments in liquid assets permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Agent (provided, that, under no circumstances shall Borrower be permitted to invest in or hold Margin Stock); (d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of any Credit Party; (e) Investments consisting of deposit accounts or securities accounts in which the Agent has a first priority perfected security interest except as otherwise provided by Section 6.6; (f) Investments in Subsidiaries solely to the extent permitted pursuant to Section 6.8; (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors; (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (i) [reserved]; (j) Investments consisting of intercompany Indebtedness in accordance with and to the extent permitted by clause (h) of the definition of “Permitted Indebtedness”.

“Permitted Liens” means: (a) Liens existing on the Closing Date and shown on the Disclosure Schedule or arising under this Agreement and the other Financing Documents; (b) purchase money Liens securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding (i) on Equipment acquired or held by a Credit Party incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which adequate reserves are maintained on the Books of the Credit Party against whose asset such Lien exists, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the treasury regulations adopted thereunder; (d) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided that they have no priority over any of Agent’s Lien and the aggregate amount of such Liens for all Credit Parties does not any time exceed Twenty-Five Thousand Dollars ($25,000); (e) leases or subleases of real property granted in the Ordinary Course of Business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the Ordinary Course of Business, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest; (f) banker’s liens, rights of set-off and Liens in favor of financial institutions incurred made in the Ordinary Course of Business arising in connection with a Credit Party’s Collateral Accounts provided that such Collateral Accounts are subject to a Control Agreement to the extent required hereunder; (g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA); (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default; (i) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Change; (j) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (b) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase; and (k) Permitted Licenses.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Preferred Investors” means the owners of preferred stock of the Borrower as of the Closing Date.

“Pro Rata Share” means, as determined by Agent, with respect to each Credit Facility and Lender holding an Applicable Commitment or Credit Extensions in respect of such Credit Facility, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing (a) in the case of fully-funded Credit Facilities, the amount of Credit Extensions held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions for such Credit Facility, and (b) in the case of Credit Facilities that are not fully-funded, the amount of Credit Extensions and unfunded Applicable Commitments held by such Lender in such Credit Facility by the aggregate amount of all outstanding Credit Extensions and unfunded Applicable Commitments for such Credit Facility.

“Protective Advances” means all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of Agent and Lenders for preparing, amending, negotiating, administering, defending and enforcing the Financing Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent or the Lenders in connection with the Financing Documents.

“Register” has the meaning given it in Section 13.1(d).

“Registered Organization” means any “registered organization” as defined in the Code, with such additions to such term as may hereafter be made.

“Required Lenders” means, unless all of the Lenders and Agent agree otherwise in writing, Lenders having (a) more than sixty percent (60%) of the Applicable Commitments of all Lenders, or (b) if such Applicable Commitments have expired or been terminated, more than sixty percent (60%) of the aggregate outstanding principal amount of the Credit Extensions.

“Required Permit” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of a Credit Party required under Laws applicable to the business of Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, “Required Permits” includes any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Authority necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower with respect to such Product at such time) and any drug listings and drug establishment registrations under 21 U.S.C. Section 510, registrations issued by DEA under 21 U.S.C. Section 823 (if applicable to any Product), and those issued by State governments for the conduct of Borrower’s or any Subsidiary’s business.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Responsible Officer” means any of the Chief Executive Officer, President or Chief Financial Officer of Borrower.

“Revolving Tranche Increase Prepayment” means, at Borrower’s election and pursuant to written notification to Agent in accordance with Section 2.3(d)(i), a one-time prepayment of the Credit Extensions then outstanding under the Term Credit Facility in an amount not to exceed (i) the outstanding principal balance of the Revolving Credit Facility immediately after activating the Revolving Tranche Increase and making of the simultaneous Credit Extension described below, minus (ii) the Applicable Commitments for such Revolving Credit Facility as of the Closing Date; such one-time prepayment shall be made contemporaneously and solely with the proceeds of a Credit Extension requested simultaneously with the activation of the Revolving Tranche Increase.

“Secretary’s Certificate” means, with respect to any Person, a certificate, in form and substance satisfactory to Agent, executed by such Person’s secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Financing Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrower Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Financing Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Financing Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Agent and the Lenders may conclusively rely on such certificate unless and until such Person shall have delivered to Agent a further certificate canceling or amending such prior certificate.

“Secured Promissory Note” has the meaning given it in Section 2.7.

“Securities Account” means any “securities account”, as defined in the Code, with such additions to such term as may hereafter be made.

“Stated Rate” has the meaning given it in Section 2.6(g).

“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person.

“Taxes” has the meaning given it in Section 2.6(h).

“Transfer” has the meaning given it in Section 7.1.

“TTM Revenue” means, for any date of calculation, the revenue of Borrower generated from Product sales, less any returns, setoffs, chargebacks, or other revenue adjustments, all as calculated in accordance with GAAP, for the trailing twelve calendar month period ending on such date.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, intending that this instrument constitute an instrument executed and delivered under seal, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:

SURGIQUEST, INC.			SURGIQUEST, INC.
INCORPORATED 2006
By:	/s/ Kourosh Azarbarzin	(SEAL)
Name:	Kourosh Azarbarzin
Title:	CEO

SURGIQUEST CREDIT AGREEMENT

SIGNATURE PAGE

AGENT:

MIDCAP FUNDING V, LLC,
as Agent for Lenders

By:	/s/ Colleen S. Kovas	(SEAL)
Name: Colleen S. Kovas
Title: Its Authorized Signatory

LENDERS:

MTDCAP FUNDING V, LLC

By:	/s/ Colleen S. Kovas	(SEAL)
Name: Colleen S. Kovas
Title: Its Authorized Signatory

SURGIQUEST CREDIT AGREEMENT

SIGNATURE PAGE

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral
Exhibit B	Collateral (After Subject Intangible Property Security Interest Event)
Exhibit C	Form of Compliance Certificate
Exhibit D	Credit Extension Form

SCHEDULES

Credit Facility Schedule

Amortization Schedule (for each Credit Facility)

Post-Closing Obligations Schedule

Closing Deliveries Schedule

Disclosure Schedule

Intangible Assets Schedule

Products Schedule

Required Permits Schedule

EXHIBIT A

COLLATERAL

The Collateral consists of all assets of Borrower, including all of Borrower’s right, title and interest in and to the following personal property:

(a)                                 all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims (including for the avoidance of doubt all of Borrower’s commercial tort claims arising out of or relating to certain litigation styled C.A. No. 14-382-GMS, SurgiQuest, Inc. v. Lexion Medical, LLC, in the United States District Court for the District of Delaware, and all related disputes), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b)                                 all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, (1) the Collateral shall not include the Subject Intangible Property, and (2) except as provided below, the Collateral shall not include any Intellectual Property of any Credit Party, whether now owned or hereafter acquired, except to the extent that it is necessary under applicable law to have a Lien and security interest in any such Intellectual Property in order to have a perfected Lien and security interest in and to IP Proceeds (defined below), and for the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (i) all IP Proceeds, and (ii) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding. The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Intellectual Property of any Credit Party, and any claims for damage by way of any past, present or future infringement of any Intellectual Property of any Credit Party (including, without limitation, all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of a Credit Party and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Intellectual Property by or on behalf of a Credit Party).

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and Lenders’ prior written consent.

EXHIBIT B

COLLATERAL

The Collateral consists of all assets of Borrower, including all of Borrower’s right, title and interest in and to the following personal property:

(a)                                 all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims (including for the avoidance of doubt all of Borrower’s commercial tort claims arising out of or relating to certain litigation styled C.A. No. 14-382-GMS, SurgiQuest, Inc. v. Lexion Medical, LLC, in the of the United States District Court for the District of Delaware, and all related disputes), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, investment accounts, commodity accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b)                                 all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, except as provided below, the Collateral shall not include any Intellectual Property of any Credit Party, whether now owned or hereafter acquired, except to the extent that it is necessary under applicable law to have a Lien and security interest in any such Intellectual Property in order to have a perfected Lien and security interest in and to IP Proceeds (defined below), and for the avoidance of any doubt, the Collateral shall include, and Agent shall have a Lien and security interest in, (i) all IP Proceeds, and (ii) all payments with respect to IP Proceeds that are received after the commencement of a bankruptcy or insolvency proceeding. The term “IP Proceeds” means, collectively, all cash, Accounts, license and royalty fees, claims, products, awards, judgments, insurance claims, and other revenues, proceeds or income, arising out of, derived from or relating to any Intellectual Property of any Credit Party, and any claims for damage by way of any past, present or future infringement of any Intellectual Property of any Credit Party (including, without limitation, all cash, royalty fees, other proceeds, Accounts and General Intangibles that consist of rights of payment to or on behalf of a Credit Party and the proceeds from the sale, licensing or other disposition of all or any part of, or rights in, any Intellectual Property by or on behalf of a Credit Party).

Pursuant to the terms of a certain negative pledge arrangement with Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property without Agent’s and Lenders’ prior written consent.

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	MidCap Funding V, LLC, as Agent
FROM:	SurgiQuest Inc.
DATE:	, 201

The undersigned authorized officer of SurgiQuest, Inc., a Delaware corporation (“Borrower”), certifies that under the terms and conditions of the Credit and Security Agreement between Borrower, Agent and the Lenders (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Agreement”):

(1)                                 Borrower is in complete compliance with all required covenants for the month ending                                    , 201       , except as noted below;

(2)                                 there are no Events of Default;

(3)                                 all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(4)                                 Each of Borrower and the other Credit Parties has timely filed all required tax returns and reports, and has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed except as otherwise permitted pursuant to the terms of the Agreement; and

(5)                                 no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Agent.

Attached are the required documents supporting the certifications set forth in this Compliance Certificate. The undersigned certifies, in his/her capacity as an officer of the Borrower, that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (subject, solely in the case of interim financial statements, to the absence of footnotes and immaterial adjustments, inclusive of but not limited to stock option compensation expense and derivative liability remeasurements, which may be material to the financial statement itself, but not material to the overall financial performance of the Borrower, in connection with the audited financial statements for the periods covered by such interim financial statements). The undersigned acknowledges, in his/her capacity as an officer of Borrower, that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly Financial Statements	Monthly within 30 days	Yes	No

Audited Financial Statements	Annually within 150 days after FYE	Yes	No

Board Approved Projections	Annually within 60 days after FYE	Yes	No

Compliance Certificate	Monthly within 30 days	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SURGIQUEST, INC.	AGENT USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

EXHIBIT D CREDIT EXTENSION FORM

DEADLINE IS NOON E.S.T.

Date:                            , 201

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)	(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Credit and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name:
Amount of Wire: $

Beneficiary Lender:
Account Number:

City and State:

Beneficiary Lender Transit (ABA) #:	Beneficiary Lender Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Lender:	Transit (ABA) #::

For Further Credit to:
Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me.

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Collateral
Exhibit B	Collateral (After Subject Intangible Property Security Interest Event)
Exhibit C	Form of Compliance Certificate
Exhibit D	Credit Extension Form

SCHEDULES

Credit Facility Schedule

Amortization Schedule (for each Credit Facility)

Post-Closing Obligations Schedule

Closing Deliveries Schedule

Disclosure Schedule

Intangible Assets Schedule

Products Schedule

Required Permits Schedule

CREDIT FACILITY SCHEDULE

The following Credit Facilities are specified on this Credit Facility Schedule:

Credit Facility #1:

Credit Facility and Type:                  Term

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Funding V, LLC	$17,000,000

The following defined terms apply to this Credit Facility:

Applicable Funding Conditions: None.

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor: means 50/100 percent (0.50%) per annum for the Applicable Libor Rate.

Applicable Margin: a rate of interest equal to seven and 50/100 percent (7.50%) per annum.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, two percent (2.0%) multiplied by the amount of the Credit Extensions made under the Agreement; (b) for an Accrual Date after the date which is twelve (12) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the Credit Extensions made under the Agreement.

Closed Period: not applicable.

Commitment Commencement Date: the Closing Date

Commitment Termination Date: the earliest to occur of (a) the close of the Business Day following the Closing Date, (b) an Event of Default, (c) the existence of any Default, or (d) the Maturity Date.

Minimum Credit Extension Amount: $17,000,000

Permitted Purpose: not applicable.

1

Credit Facility #2:

Credit Facility and Type:                  Revolving

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Funding V, LLC	$3,000,000

The following defined terms apply to this Credit Facility:

Applicable Commitment: means the amount set forth under the “Applicable Commitment” column header in the table above, as such amount may be increased by the Revolving Tranche Increase.

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor: means 50/100 percent (0.50%) per annum for the Applicable Libor Rate.

Applicable Margin: a rate of interest equal to five and 50/100 percent (5.50%) per annum.

Applicable Prepayment Fee: means the following amount, calculated as of the Revolver Accrual Date: (a) for a Revolver Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, two percent (2.0%) multiplied by the sum of the Applicable Commitments (without taking into consideration any reduction in the Applicable Commitments occurring by reason of a Default or Event of Default) for the Revolving Credit Facility; (b) for a Revolver Accrual Date after the date which is twelve (12) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the sum of the Applicable Commitments (without taking into consideration any reduction in the Applicable Commitments occurring by reason of a Default or Event of Default) for the Revolving Credit Facility. The “Revolver Accrual Date” means the earliest to occur of (i) the acceleration of any Credit Facility, or (ii) the termination of the Lenders’ funding obligations in respect of the Revolving Credit Facility for any reason (whether by voluntary termination by Borrower, by reason of the occurrence of an Event of Default or acceleration of the Revolving Credit Facility, or otherwise) prior to the Commitment Termination Date for the Revolving Credit Facility.

Commitment Commencement Date: Closing Date

Commitment Termination Date: the earliest to occur of (a) an Event of Default, or (b) the Maturity Date.

Minimum Credit Extension Amount: not applicable

Permitted Purpose: not applicable

Revolving Tranche Increase: means an increase in the Applicable Commitment under this Revolving Credit Facility, such increase to be in the amount $5,000,000, and to be activated thirty (30) days after satisfaction of the Revolving Tranche Increase Funding Conditions. Upon activating such Revolving Tranche Increase, each Lender’s Applicable Commitment under this Revolving Credit Facility shall increase by a proportionate amount so as to maintain the same Pro Rata Share of the Applicable Commitment as such Lender held immediately prior to such activation.

Revolving Tranche Increase Funding Conditions: means (i) no Default or Event of Default exists, (ii) Agent has received a Revolving Tranche Increase Request, (iii) Borrower demonstrates to Agent compliance with Section 2.4(d), and (iv) Agent has received a Secured Promissory Note representing the Revolving Tranche Increase.

2

Revolving Tranche Increase Request: means written request from the Borrower to the Agent for the Revolving Tranche Increase to be activated, which request will be accompanied by (i) a certification by the Borrower that no Default or Event of Default exists and (ii) the fee described in the Fee Letter for such Revolving Tranche Increase.

3

AMORTIZATION SCHEDULE (FOR EACH CREDIT FACILITY)

If the Interest Only - First Extension has not occurred, commencing on July 1, 2015, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by thirty-six (36) months; or

If the Interest Only - First Extension has occurred, commencing on October 1, 2015, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by thirty-six (36) months.

If the Interest Only - Second Extension has occurred, commencing on January 1, 2016, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by thirty-six (36) months.

If the Interest Only - Third Extension has occurred, commencing on April 1, 2016, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by thirty-six (36) months.

If the Interest Only - Fourth Extension has occurred, commencing on July 1, 2016, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by thirty-six (36) months.

If the Interest Only - Fifth Extension has occurred, commencing on October 1, 2016, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by thirty-three (33) months.

If the Interest Only - Sixth Extension has occurred, commencing on January 1, 2017, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by thirty (30) months.

If the Interest Only - Seventh Extension has occurred, commencing on April 1, 2017, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by twenty-seven (27) months.

If the Interest Only - Eighth Extension has occurred, commencing on July 1, 2017, and continuing on the first day of each calendar month thereafter, an amount per month equal to the total amount of Credit Extensions made under all Credit Facilities divided by twenty-four (24) months.

1

POST-CLOSING OBLIGATIONS SCHEDULE

Borrower shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

1.                                      Within one hundred twenty (120) days after the Closing Date, Borrower shall deliver to Agent an Access Agreement in favor of Agent with respect to the location commonly known as 4580 Mendenhall Road in Memphis, Tennessee (such location, the “DDN Facility”), or alternatively evidence that none of Borrower’s property or assets (including, without limitation, Borrower’s Books) are or will in the future be stored at the DDN Facility.

2.                                      Within thirty (30) days after the Closing Date, Borrower shall deliver to Agent an Access Agreement in favor of Agent with respect to the location commonly known as 6201 Global Distribution Way, Suite 101, Louisville, Kentucky (such location, the “OM Warehouse”), or alternatively evidence that none of Borrower’s property or assets (including, without limitation, Borrower’s Books) are or will in the future be stored at the OM Warehouse.

3.                                      Within thirty (30) days after the Closing Date, Borrower shall deliver to Agent an Access Agreement in favor of Agent with respect to the location commonly known as 9120 Lockwood Blvd., Mechanicsville, Virginia 23116 (such location, the “OM Corporate”), or alternatively evidence that none of Borrower’s property or assets (including, without limitation, Borrower’s Books) are or will in the future be stored at the OM Corporate.

4.                                      Within thirty (30) days after the Closing Date, Borrower shall deliver to Agent endorsements showing Agent as loss payee and additional insured, as required pursuant to Section 6.5.

5.                                      Within thirty (30) days after the Closing Date, Borrower shall deliver to Agent fully executed Control Agreements covering Borrower’s accounts maintained with Silicon Valley Bank.

Borrower’s failure to complete and satisfy any of the above obligations on or before the date indicated above, or Borrower’s failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default.

1

CLOSING DELIVERIES SCHEDULE

1.                                      duly executed original signatures to the Financing Documents to which Borrower is a party.

2.                                      duly executed original signatures to the Control Agreements with Silicon Valley Bank;

3.                                      duly executed original Secured Promissory Notes in favor of each Lender with a face amount equal to such Lender’s Applicable Commitment under each Credit Facility;

4.                                      the Operating Documents of Borrower and good standing certificates of Borrower certified by the Secretary of State of the state(s) of organization of Borrower as of a date no earlier than thirty (30) days prior to the Closing Date;

5.                                      good standing certificates dated as of a date no earlier than thirty (30) days prior to the Closing Date to the effect that Borrower is qualified to transact business in all states in which the nature of Borrower’s business so requires;

6.                                      duly executed original signatures to the completed Borrowing Resolutions for Borrower;

7.                                      a payoff letter from Ares Capital Corporation;

8.                                      evidence that (i) the Liens securing Indebtedness owed by Borrower to Ares Capital Corporation will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated;

9.                                      certified copies, dated as of a recent date, of financing statement searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

10.                               the Perfection Certificate executed by Borrower;

11.                               a landlord’s consent executed in favor of Agent in respect of Borrower’s facilities at 333 Quarry Road in Milford, CT, and a bailee waiver executed in favor of Agent in respect of (a) the Forum Plastics Inc. location in Waterbury, CT, (b) the World of Medicine AG location in Berlin, Germany, (c) the Sequel Special Products, LLC location in Waterbury, CT, (d) the Molded Rubber and Plastic Corp. location in Butler, WI, (e) the Lacey Manufacturing Corporation location in Bridgeport, CT;

12.                               a legal opinion of Borrower’s counsel dated as of the Closing Date together with the duly executed original signatures thereto;

13.                               evidence satisfactory to Agent that the insurance policies required by Article 6 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Agent, for the ratable benefit of the Lenders;

14.                               payment of the fees and expenses of Agent and Lenders then accrued, including pursuant to the Fee Letters;

15.                               a duly executed original Secretary’s Certificate dated as of the Closing Date which includes copies of the completed Borrowing Resolutions for Borrower;

16.                               timely receipt by the Agent of an executed disbursement letter;

17.                               a certificate executed by a Responsible Officer of Borrower, in form and substance satisfactory to Agent, which shall, among other things, certify as to certain conditions to the funding of the Credit Extensions on the Closing Date; and

18.                               all possessory collateral required to be delivered to Agent with corresponding endorsements pursuant to Section 4.2(b).

1

DISCLOSURE SCHEDULE

Scheduled Permitted Liens

Certain sales and use tax liability of the Company for which adequate reserves are maintained on the Books of Company, which liability is currently being evaluated and does not exceed $100,000 and with respect to which associated tax returns will be filed and taxes paid upon completion of the evaluation. To the Company’s knowledge, no Lien has been filed or recorded by a taxing authority.

Scheduled Permitted Indebtedness

None.

Scheduled Permitted Investments

None.

Scheduled Claims Against Governmental Authorities

Accounts receivable due from hospitals, health care facilities or related entities operated by a Governmental Authority

Scheduled Affiliate Transactions

1.              Stock Pledge Agreement and Promissory Note by and between the Company and Kourosh Azarbarzin in the principal amount of $300,000 dated October 24, 2013

Scheduled Material Agreements

1.              Assignment and License Agreement, dated April 14, 2006 by and First Amendment to the Assignment and License Agreement, dated November 8, 2012 between the Company and IP Technologies, LLC

2.              Employment Agreement between the Company and Kourosh Azarbarzin, dated as of April 18,2006

3.              Third Amended and Restated Investors’ Rights Agreement made as of September 27, 2012 by and among the Company and the Investors (as defined therein)

4.              Third Amended Right of First Refusal and Co-Sale Agreement dated as of September 27, 2012 by and among the Company, the Founders (as defined therein) and the Investors (as defined therein)

5.              Third Amended and Restated Voting Agreement made as of September 27, 2012 by and among the Company, the Investors (as defined therein) and the Common Holders (as defined therein)

6.              Customer Service Agreement, dated April 25, 2006, between TriNet Acquisition Corporation and the Company

7.              Lease Agreement, dated August 17, 2011, between Cosmos Real Estate, LLC and the Company

8.              Service Agreement, dated October 16, 2007, by and between DDN/OBERGFEL, LLC and the Company

9.                OM Healthcare Logistics Supply Chain Services Agreement dated December 13, 2013

10.       Development and Manufacturing Agreement, dated October 12, 2009 and First Amendment to Development and Manufacturing Agreement, dated August 16, 2010, by and among the Company, W.O.M. World of Medicine AG and W.O.M. World of Medicine USA, Inc.

11.       Distribution Agreement, dated April 14, 2010, First Amendment to Distribution Agreement, dated December 1, 2011, Second Amendment to Distribution Agreement dated December 7, 2012 and Third Amendment to Distribution Agreement dated March 13, 2013 by and between the Company and Century Medical, Inc.

12.       Software License Agreement dated September 17, 2013 by and between the Company and SysPro Impact Software, Inc.

13.       Project Initiation Document dated March 27, 2014 by and between the Company and SysPro Impact Software, Inc.

14.       International Distribution Agreement dated as of April 14, 2010 by and between the Company and Manny Corporation

15.       Exclusive International Distribution Agreement dated as of December 3, 2012 by and between the Company and Lawmed Ltd.

16.       International Distribution Agreement dated as of November 8, 2011 by and between the Company and D/A/CH Medical Group AG

17.       the Company has arrangements where it purchases supplies and services on a purchase order basis from the following companies:

i.             Custom Filter, LLC

ii.          Forum Plastics, Inc.

iii.       PBS Plastics, Inc.

iv.      Sequel Special Products

v.         World of Medicine

Scheduled Litigation

1. SurgiQuest, Inc. v. Lexion Medical, LLC, U.S. District Court, District of Delaware, Docket No. 0:014-cv-00382-GMS

Scheduled ownership interest in any Chattel Paper, letter of credit rights, commercial tort claims, Instruments, documents or investment property

2.              1. SurgiQuest, Inc. v. Lexion Medical, LLC, U.S. District Court, District of Delaware, Docket No. 0:014-cv-00382-GMS

3.              Stock Pledge Agreement and Promissory Note by and between the Company and Kourosh Azarbarzin dated October 24, 2013

INTANGIBLE ASSETS SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

Borrower that is			Registration/Publication or
Owner of IP	Name / Identifier of IP	Type of IP	Application Number	Filing Date/Expiration Date
SurgiQuest, Inc.	Apparatus and Methods for the Penetration of Tissue, and the Creation of an Opening Therein	Patent US	Application No. 09/065,254 Patent No. 6,030,402	23-Apr-1998/23-Apr-2018
SurgiQuest, Inc.	Apparatus and Methods for the Penetration of Tissue	Patent US	Application No. 09/199,654 Patent No. 6,447,527	25-Nov-1998/23-Apr-2018
SurgiQuest, Inc.	Stabilized Trocar and Method of Using Same	Patent US	Application No. 09/094,305 Patent No. 6,056,766	9-Jun-1998/9-Jun-2018
SurgiQuest, Inc.	Continuous Gas Flow Trocar Assembly	Patent US	Application No. 10/441,149 Patent No. 7,182,752	17-May-2003/8-Aug-2023
SurgiQuest, Inc.	Gas flow trocar arrangement	Patent US	Application No. 10/739,872 Patent No. 7,285,112	18-Dec-2003/29-Jan-2024
SurgiQuest, Inc.	Pneumoseal Trocar Arrangement	Patent US	Application No. 10/776,923 Patent No. 7,338,473	11-Feb-2004/16-Apr-2024
SurgiQuest, Inc.	Continuous Gas Flow Trocar Assembly	Patent US	Application No. 11/517,750 Patent No. 8,216,189	08-Sep-2006/08-Aug-2023
SurgiQuest, Inc.	Gas Flow Trocar Arrangement	Patent US	Application No. 11/517,751 Patent No. 7,413,559	08-Sep-2006/17-May-2023
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent US	Application No. 11/517,929 Patent No. 7,854,724	08-Sep-2006/08-Aug-2023
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent US	Application No. 12/950,684 Publication No. 20110125084A1	19-Nov-2010
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent US	Application No. 13/414,186 Publication No. 20120245511A1	07-Mar-2012
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent US	Application No. 14/196,176	04-Mar-2014
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent Canada	Application No. 2,662,417	30-Nov-2006
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent Canada	Application No. 2,842,217	30-Nov-2006

1

INTANGIBLE ASSETS SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

Borrower that is			Registration/Publication or
Owner of IP	Name / Identifier of IP	Type of IP	Application Number	Filing Date/Expiration Date
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent Europe	Application No. 11152046.6 Patent No. 2329774	30-Nov-2006/30-Nov-2016
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent Germany	Application No. 11152046.6 Patent No. 2329774	30-Nov-2006/30-Nov-2016
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent France	Application No. 11152046.6 Patent No. 2329774	30-Nov-2006/30-Nov-2016
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent United Kingdom	Application No. 11152046.6 Patent No. 2329774	30-Nov-2006/30-Nov-2016
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent Germany	Application No. 11152046.6 Patent No. 602006031022.6	30-Nov-2006/30-Nov-2016
SurgiQuest, Inc.	Trocar Assembly With Pneumatic Sealing	Patent Japan	Application No. 2009-527335 Patent No. 5514544	30-Nov-2006/30-Nov-2016
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device	Patent US	Application No. 14/544,856 Patent No. 7,798,998	06-Oct-2006/14-Jan-2029
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device Having Telescoping Guide Tube	Patent US	Application No. 11/786,832 Patent No. 7,806,870	13-Apr-2007/ 11-Jan-2028
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device	Patent WIPO	Application No. PCT/US07/002603 Publication No WO2008/042005	30-Jan-2007
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device	Patent Canada	Application No. 2,664,483	30-Jan-2007/30-Jan-2027
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device	Patent Europe	Application No. 07749584.4 Patent No. 2066244	30-Jan-2007/30-Jan-2027
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device	Patent Germany	Application No. 07749584.4 Patent No. 2066244	30-Jan-2007/30-Jan-2027
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device	Patent France	Application No. 07749584.4 Patent No. 2066244	30-Jan-2007/30-Jan-2027
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device	Patent United Kingdom	Application No. 07749584.4 Patent No. 2066244	30-Jan-2007/30-Jan-2027

2

INTANGIBLE ASSETS SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

Borrower that is			Registration/Publication or
Owner of IP	Name / Identifier of IP	Type of IP	Application Number	Filing Date/Expiration Date
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device Having Telescoping Guide Tube	Patent Europe	Application No. 08733196.3 Publication No. 2136721	13-Apr-2008/13-Apr-2028
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device Having Telescoping Guide Tube	Patent Japan	Application No. 2010-503261	13-Oct-2009
SurgiQuest, Inc.	Devices For And Methods Of Performing Minimally-Invasive Surgical Procedures Through A Single Incision	Patent US	Application No. 12/577,179 Publication No. 20100185058A1	10-Oct-2009
SurgiQuest, Inc.	Elastically Deformable Surgical Access Device Having Telescoping Guide Tube	Patent WIPO	Application No. PCT/US09/060296 Publication No. WO2010/042913	10-Oct-2009
SurgiQuest, Inc.	Devices For And Methods Of Performing Minimally-Invasive Surgical Procedures Through A Single Incision	Patent Europe	Application No. 09820021.5 Publication No. 2337508	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Devices For And Methods Of Performing Minimally-Invasive Surgical Procedures Through A Single Incision	Patent Japan	Application No. 2011-531238	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Devices For And Methods Of Performing Minimally-Invasive Surgical Procedures Through A Single Incision	Patent Korea	Application No. 10-2011-7010688 Publication No. 10-2011-0079896	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Visualization Trocar	Patent US	Application No. 11/973,123 Patent No. 8,317,815	05-Oct-2007/11-Aug-2028
SurgiQuest, Inc.	Visualization Trocar	Patent Europe	Application No. 07839288.3 Patent No. 2068732	05-Oct-2007/05-Oct-2027

3

INTANGIBLE ASSETS SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

Borrower that is			Registration/Publication or
Owner of IP	Name / Identifier of IP	Type of IP	Application Number	Filing Date/Expiration Date
SurgiQuest, Inc.	Visualization Trocar	Patent Germany	Application No. 07839288.3 Patent No. 2068732	05-Oct-2007/05-Oct-2027
SurgiQuest, Inc.	Visualization Trocar	Patent France	Application No. 07839288.3 Patent No. 2068732	05-Oct-2007/05-Oct-2027
SurgiQuest, Inc.	Visualization Trocar	Patent United Kingdom	Application No. 07839288.3 Patent No. 2068732	05-Oct-2007/05-Oct-2027
SurgiQuest, Inc.	Visualization Trocar	Patent Europe	Application No. 12184667.9 Publication No. 2537477	05-Oct-2007/05-Oct-2027
SurgiQuest, Inc.	Visualization Trocar	Patent US Design	Application No. 29/359,636 Patent No. D663,838	13-Apr-2010/17-Jul-2026
SurgiQuest, Inc.	Visualization Trocar	Patent US Design	Application No. 29/366,388 Patent No. D667,954	23-Jul-2010/25-Sep-2026
SurgiQuest, Inc.	Tips For Visualization Trocars	Patent Europe Design	Application No. 001239479-0001 Patent No: 001239479-0001	13-Oct-2010/13-Oct-2035
SurgiQuest, Inc.	Tips For Visualization Trocars	Patent Europe Design	Application No. 001239479-0002 Patent No: 001239479-0002	13-Oct-2010/13-Oct-2035
SurgiQuest, Inc.	Tips For Visualization Trocars	Patent Europe Design	Application No. 001239479-0003 Patent No: 001239479-0003	13-Oct-2010/13-Oct-2035
SurgiQuest, Inc.	Tips For Visualization Trocars	Patent Europe Design	Application No. 001239479-0004 Patent No: 001239479-0004	13-Oct-2010/13-Oct-2035
SurgiQuest, Inc.	Tips For Visualization Trocars	Patent Europe Design	Application No. 001239479-0005 Patent No: 001239479-0005	13-Oct-2010/13-Oct-2035
SurgiQuest, Inc.	Tips For Visualization Trocars	Patent Europe Design	Application No. 001239479-0006 Patent No: 001239479-0006	13-Oct-2010/13-Oct-2035
SurgiQuest, Inc.	Visualization Trocar	Patent Japan	Application No. 2010-024517 Patent No. 1424702	13-Oct-2010/09-Sep-2031
SurgiQuest, Inc.	Visualization Trocar	Patent Japan	Application No. 2011-014627 Patent No. 1430599	13-Oct-2010/25-Nov-2031
SurgiQuest, Inc.	Visualization Trocar	Patent Japan	Application No. 2011-014628 Patent No. 1430600	13-Oct-2010/25-Nov-2031

4

INTANGIBLE ASSETS SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

Borrower that is			Registration/Publication or
Owner of IP	Name / Identifier of IP	Type of IP	Application Number	Filing Date/Expiration Date
SurgiQuest, Inc.	System For Surgical Insufflation And Gas Recirculation	Patent Europe	Application No. 07869468.4 Publication No. 2101662	18-Dec-2007/18-Dec-2027
SurgiQuest, Inc.	System For Surgical Insufflation And Gas Recirculation	Patent US	Application No. 11/960,701 Publication No. 20090137943A1	20-Dec-2007
SurgiQuest, Inc.	System And Method For Improved Gas Recirculation In Surgical Trocars With Pneumatic Sealing	Patent US	Application No. 12/587,584 Patent No. 8,715,219	09-Oct-2009/26-Oct-2031
SurgiQuest, Inc.	System And Method For Improved Gas Recirculation In Surgical Trocars With Pneumatic Sealing	Patent Europe	Application No. 09819569.6 Publication No. 2341849	09-Oct-2009/09-Oct-2029
SurgiQuest, Inc.	System And Method For Improved Gas Recirculation In Surgical Trocars With Pneumatic Sealing	Patent Japan	Application No. 2011-531021	09-Oct-2009
SurgiQuest, Inc.	System And Method For Improved Gas Recirculation In Surgical Trocars With Pneumatic Sealing	Patent Korea	Application No. 10-2011-7010690 Publication No. 10-2011-0079897	09-Oct-2009/09-Oct-2029
SurgiQuest, Inc.	System And Method For Improved Gas Recirculation In Surgical Trocars With Pneumatic Sealing	Patent China	Application No. 200980150151.2 Patent No. ZL200980150151.2	09-Oct-2009/09-Oct-2029
SurgiQuest, Inc.	Endoluminal And Transluminal Surgical Methods And Devices	Patent US	Application No. 12/148,234 Publication No. 20080262302A1	17-Apr-2008
SurgiQuest, Inc.	Endoluminal And Transluminal Surgical Methods And Devices	Patent US	Application No. 13/666,231 Publication No. 20130060091A1	01-Nov-2012
SurgiQuest, Inc.	Endoluminal And Transluminal Surgical Methods And Devices	Patent Europe	Application No. 08742981.7 Publication No. 2134238	17-Apr-2008
SurgiQuest, Inc.	Low-Profile Surgical Access Devices With Anchoring	Patent US	Application No. 12/577,189 Publication No. 20100185057A1	11-Oct-2009
SurgiQuest, Inc.	Low-Profile Surgical Access Devices With Anchoring	Patent US	Application No. 13/388,644 Publication No. 20130012782A1	24-Sep-2012

5

INTANGIBLE ASSETS SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

Borrower that is			Registration/Publication or
Owner of IP	Name / Identifier of IP	Type of IP	Application Number	Filing Date/Expiration Date
SurgiQuest, Inc.	Low-Profile Surgical Access Devices With Anchoring	Patent China	Application No. 200980149241.X Patent No. ZL200980149241.X	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Low-Profile Surgical Access Devices With Anchoring	Patent Europe	Application No. 09820023.1 Publication No. 2349033	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Low-Profile Surgical Access Devices With Anchoring	Patent Europe	Application No. 10773444.4 Publication No. 2485664	08-Oct-2010/08-Oct-2030
SurgiQuest, Inc.	Low-Profile Surgical Access Devices With Anchoring	Patent Japan	Application No. 2011-531240	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Low-Profile Surgical Access Devices With Anchoring	Patent Korea	Application No. 10-2011-7009618 Publication No. 10-2011-7009618	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Surgical Instruments With Improved Dexterity For Use In Minimally Invasive Surgical Procedures	Patent US	Application No. 12/789,643 Publication No. 20100234687A1	28-May-2010
SurgiQuest, Inc.	Surgical Instruments With Improved Dexterity For Use In Minimally Invasive Surgical Procedures	Patent US	Application No. 13/940,446 Publication No. 20140025047A1	12-Jul-2013
SurgiQuest, Inc.	Adjustable Line And Net Retractors	Patent Europe	Application No. 07844088.0 Publication No. 2073686	10-Oct-2007/10-Oct-2027
SurgiQuest, Inc.	Adjustable Line And Net Retractors	Patent US	Application No. 12/087,559 Patent No. 8,114,018	05-Nov-2008/18-May-2028
SurgiQuest, Inc.	Internal Retraction Systems And Devices	Patent US	Application No. 12/576,827 Patent No. 8,075,481	09-Oct-2009/04-Jun-2028
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent US	Application No. 12/577,188 Patent No. 7,976,598	11-Oct-2009/10-Dec-2029
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent US	Application No. 13/180,493 Patent No. 8,088,189	11-Jul-2011/11-Oct-2029
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent US	Application No. 13/214,828 Publication No. 20120138523A1	22-Aug-2011
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent US	Application No. 13/718,106	18-Dec-2012

6

INTANGIBLE ASSETS SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

Borrower that is			Registration/Publication or
Owner of IP	Name / Identifier of IP	Type of IP	Application Number	Filing Date/Expiration Date
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent China	Application No. 200980149889.7 Publication No. 102264451	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent Europe	Application No. 09820022.3 Patent No. 2364197	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent Germany	Application No. 09820022.3 Patent No. 2364197	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent France	Application No. 09820022.3 Patent No. 2364197	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent United Kingdom	Application No. 09820022.3 Patent No. 2364197	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent Japan	Application No. 2011-531239	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent Korea	Application No. 10-2011-7010687	10-Oct-2009/10-Oct-2029
SurgiQuest, Inc.	Multi-Flow Filtration System	Patent Europe	Application No. 11829732.4 Publication No. 2618909	27-Mar-2013/22-Aug-2031
SurgiQuest, Inc.	Multimodal Surgical Gas Delivery System For Laparoscopic Surgical Procedures	Patent US	Application No. 13/237,628 Publication No. 20120150101A1	20-Sep-2011
SurgiQuest, Inc.	Filter Interface For Multimodal Surgical Gas Delivery System	Patent US	Application No. 13/862,851 Publication No. 20130231606A1	15-Apr-2013
SurgiQuest, Inc.	Multimodal Surgical Gas Delivery System For Laparoscopic Surgical Procedures	Patent Europe	Application No. 10770662.4 Publication No. 2482869	29-Sep-2010/29-Sep-2030
SurgiQuest, Inc.	Multimodal Surgical Gas Delivery System For Laparoscopic Surgical Procedures	Patent Japan	Application No. 2012-532265	29-Sep-2010/29-Sep-2030
SurgiQuest, Inc.	Multimodal Surgical Gas Delivery System For Laparoscopic Surgical Procedures	Patent Hong Kong	Application No. 12110160.9 Publication No. 1169344A	29-Sep-2010/29-Sep-2030

7

INTANGIBLE ASSETS SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

Borrower that is			Registration/Publication or
Owner of IP	Name / Identifier of IP	Type of IP	Application Number	Filing Date/Expiration Date
SurgiQuest, Inc.	Multimodal Surgical Gas Delivery System For Laparoscopic Surgical Procedures	Patent Europe	Application No. 11827365.5 Publication No. 2618887	20-Sep-2011/20-Sep-2031
SurgiQuest, Inc.	Multimodal Surgical Gas Delivery System For Laparoscopic Surgical Procedures	Patent Japan	Application No. 2013-529418	20-Sep-2011/20-Sep-2031
SurgiQuest, Inc.	Devices And Methods For Automated Surgery	Patent Europe	Application No. 11723835.2 Publication No. 2575649	24-May-2011/24-May-2031
SurgiQuest, Inc.	Devices And Methods For Automated Surgery	Patent Japan	Application No. 2013-512178	24-May-2011/24-May-2031
SurgiQuest, Inc.	Devices And Methods For Automated Surgery	Patent US	Application No. 13/704,411 Publication No. 20140088491A1	07-Aug-2013
SurgiQuest, Inc.	System Having Multiple Pneumatically Sealed Trocars	Patent US	Application No. 13/606,824 Publication No. 20140074015	07-Sep-2012
SurgiQuest, Inc.	System Having Multiple Pneumatically Sealed Trocars	Patent WIPO	Application No. PCT/US13/058192 Publication No. WO2014039633	05-Sep-2013
SurgiQuest, Inc.	Systems And Methods For Conducting Smoke Evacuation During Laparoscopic Surgical Procedures	Patent US	Application No. 61/826,088	22-May-2013
SurgiQuest, Inc.	Systems And Methods For Conducting Smoke Evacuation During Laparoscopic Surgical Procedures	Patent WIPO	Application No. PCT/13/070933	20-Nov-2013
SurgiQuest, Inc.	Coupling For Connecting A Tube Set To A Trocar	Patent US	Application No. 14/133,121	18-Dec-2013
SurgiQuest, Inc.	Coupling For Connecting A Tube Set To A Trocar	Patent WIPO	Application No. PCT/US13/076182	18-Dec-2013
SurgiQuest, Inc.	AIRSEAL	Trademark US	Application No. 78/928,299 Registration No. 3,652,736	12-Jul-2006 Renew by 07-Jul-2019
SurgiQuest, Inc.	ANCHORPORT	Trademark US	Application No. 77/255,206 Registration No. 3,463,852	14-Aug-2007 Renew by 08-Jul-2018

8

INTANGIBLE ASSETS SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

Borrower that is			Registration/Publication or
Owner of IP	Name / Identifier of IP	Type of IP	Application Number	Filing Date/Expiration Date
SurgiQuest, Inc.	SURGIQUEST	Trademark US	Application No. 77/325,107 Registration No. 3,658,853	08-Nov-2007 Renew by 21-Jul-2019
SurgiQuest, Inc.		Trademark US	Application No. 85/638,685 Registration No. 4,279,121	30-May-2012 Renew by 22-Jan-2023
SurgiQuest, Inc.	SURGIQUEST	Trademark Canada	Application No. 1371982 Registration No. TMA815030	14-Nov-2007 Renew by 06-Jan-2027
SurgiQuest, Inc.	ANCHORPORT	Trademark Canada	Application No. 1371977 Registration No. TMA812349	14-Nov-2007 Renewal by 22-Nove-2026
SurgiQuest, Inc.		Trademark Canada	Application No. 1601258	06-Nov-2012
SurgiQuest, Inc.	SURGIQUEST	Trademark Europe	Application No. 6438873 Registration No. 6438873	14-Nov-2007 Renew by 14-Nov-2017
SurgiQuest, Inc.	AIRPORT	Trademark Europe	Application No. 6438949 Registration No. 6438949	14-Nov-2007 Renew by 14-Nov-2017
SurgiQuest, Inc.	ANCHORPORT	Trademark Europe	Application No. 6438774 Registration No. 6438774	14-Nov-2007 Renew by 14-Nov-2017
SurgiQuest, Inc.	SINGLEPORT	Trademark Europe	Application No. 6654289 Registration No. 6654289	08-Feb-2008 Renew by 08-Feb-2018
SurgiQuest, Inc.	ONEPATH	Trademark Europe	Application No. 6654461 Registration No. 6654461	08-Feb-2008 Renew by 08-Feb-2018
SurgiQuest, Inc.	DUOPORT	Trademark Europe	Application No. 10465052 Registration No. 10465052	02-Dec-2011 Renew by 02-Dec-2021

9

INTANGIBLE ASSETS SCHEDULE

INTELLECTUAL PROPERTY (REGISTRATIONS AND APPLICATIONS)

Borrower that is			Registration/Publication or
Owner of IP	Name / Identifier of IP	Type of IP	Application Number	Filing Date/Expiration Date
SurgiQuest, Inc.		Trademark Europe	Application No. 11317187 Registration No. 11317187	02-Nov-2012 Renew by 02-Nov-2022

10

INTANGIBLE ASSETS SCHEDULE (CONTINUED)

LICENSE AND SIMILAR AGREEMENTS

LICENSE # 1
Name and Date of License Agreement:	Software License Agreement dated September 17, 2013
Borrower that is Licensee:	SurgiQuest, Inc.
Name and address of Licensor:	Syspro Impact Software, Inc., a California corporation. Address not provided.
Expiration Date of License	Renewable annually upon payment of Annual License Fee (Section 9)
Exclusive License [Y/N]?	N (Section 1)
Restrictions on:	Right to Grant a Lien [Y/N]?	Y (Section 3.6)
	Right to Assign [Y/N]?	Y (Section 10.5)
	Right to Sublicense [Y/N]?	Y (Section 3.6)
Does Default or Termination Affect Agent’s Ability to sell [Y/N]?	Y (Section 9)

Describe Licensed Intellectual Property For This License

	Type of IP (e.g., patent,	Registration/
Name / Identifier of IP	TM, ©, mask work)	Publication or Application Number	Filing Date/Expiration Date
SYSCO Software	Software	Silent	Silent

LICENSE # 2
Name and Date of License Agreement:	Development and Manufacturing Agreement dated as of October 12, 2009
Borrower that is Licensee:	SurgiQuest, Inc.
Name and address of Licensor:	W.O.M. World of Medicine AG, Salzufer 8 in 10587 Berlin and W.O.M. World of Medicine USA, 4531 36th Street, Orlando, FL 32801 (collectively, “WOM”)
Expiration Date of License	Perpetual (Section 5.1)
Exclusive License [Y/N]?	N (Section 5.1)
Restrictions on:	Right to Grant a Lien	Silent

[Y/N]?
	Right to Assign [Y/N]?	Y (Section 5.1)
	Right to Sublicense [Y/N]?	Silent
Does Default or Termination Affect Agent’s Ability to sell [Y/N]?	Y (Section 9.2)

Describe Licensed Intellectual Property For This License

	Type of IP (e.g., patent,	Registration/
Name / Identifier of IP	TM, ©, mask work)	Publication or Application Number	Filing Date/Expiration Date
License to all DPIS Intellectual Property that WOM incorporates into the DPIS Device or Tube Sets which is not owned by SurgiQuest	All	Silent	Silent

LICENSE # 3
Name and Date of License Agreement:	License Agreement dated February 1, 2008
Borrower that is Licensee:	SurgiQuest, Inc.
Name and address of Licensor:	Creative Surgical, LLC, 110 Sheldrake Court, Georgetown KY 40324
Expiration Date of License	The date upon which the last patent covered by license expires or otherwise becomes no longer valid, whichever is later. (Section 1.1)
Exclusive License [Y/N]?	Y (Recitals)
Restrictions on:	Right to Grant a Lien	Silent
	Right to Assign [Y/N]?	Y (Section 13.3)
	Right to Sublicense [Y/N]?	N (Section 2.1)
Does Default or Termination Affect Agent’s Ability to sell [Y/N]?	Y (Section 9)

Describe Licensed Intellectual Property For This License

	Type of IP (e.g., patent,	Registration/
Name / Identifier of IP	TM, ©, mask work)	Publication or Application Number	Filing Date/Expiration Date
Adjustable Line and Net Retractors	Patent Rights and Related Technology	International Publication Number WO 2008/045940 A2	Filed October 10, 2007

LICENSE # 4
Name and Date of License Agreement:	Assignment and License Agreement dated as of April 14, 2006
Borrower that is Licensee:	SurgiQuest, Inc.
Name and address of Licensor:	IP Technologies, LLC, 10534 Success Lane, Centerville, Ohio 45458
Expiration Date of License	Perpetual
Exclusive License [Y/N]?	Y (Section 2.2)
Restrictions on:	Right to Grant a Lien [Y/N]?	Silent
	Right to Assign [Y/N]?	Y (Section 8.5)
	Right to Sublicense [Y/N]?	N (Section 2.2)
Does Default or Termination Affect Agent’s Ability to sell [Y/N]?	Silent

Describe Licensed Intellectual Property For This License

	Type of IP (e.g., patent,	Registration/
Name / Identifier of IP	TM, ©, mask work)	Publication or Application Number	Filing Date/Expiration Date
IP Technologies Intellectual Property	Patents and patent applications

Additionally, Borrower has rights to use information under a number of documents including confidential disclosure agreements, consulting agreements, and other agreements entered into in the ordinary course of business.

PRODUCTS SCHEDULE

AnchorPort 5/100mm Trocar Kit

AnchorPort 5/100mm SILK Kit

AnchorPort 5/135mm Trocar Kit

AnchorPort 5/135mm SILK Kit

AnchorPort 5/75mm Trocar Kit

AnchorPort 5/75mm SILK Kit

AnchorPort 5/100mm Cannula

AnchorPort 5/135mm Cannula

AnchorPort 5/75mm Cannula

AnchorPort 5/100mm iCannula

AnchorPort 5/135mm iCannula

AnchorPort 5/75mm iCannula

iFS Cart

iFS Cart w/ 2 BTL Racks

iFS Cart 6” BTL

iFS Cart 6” BTL w/ CW

iFS Cart 6” BTL w/ Valve

iFS Cart 6” BTL w/ CW & Valve

iFS Cart w/ Valve

iFS Cart w/ Valve & 2 BTL Rack

iFS EU Ground Cable

iFS 110V - Sale

iFS 220V - Sale

AirSeal Filtered Tube Set

SmokeEvac Filtered Tube Set

Standard Insufflation Tube Set

AirSeal 12/100mm Port

AirSeal 12/120mm Port

AirSeal 12/150mm Port

AirSeal 12/100mm Blunt Port

AirSeal 12/120mm Blunt Port

AirSeal 5/100mm Port

AirSeal 5/120mm Port

AirSeal 8/100mm Port

AirSeal 8/120mm Port

iFS Bottle Gas Connector

iFS Demo Bladder 10”x14”x7”

iFS Demo Bladder Disc (WOM)

HP Hose Connector

iFS House Gas Switching Valve

HP Hose 120”

HP Hose 18”

HP Hose Din Bottle 1.5m

HP Hose ISO Bottle 1.5m

HP Hose 36”

HP Hose w/ Pin Index 1m

HP Hose w/ Pin Index Gauge 1m

HP Hose 72”

LP Hose NF 3m

LP Hose NF 5m

LP Hose UNI 3m

LP Hose DISS 180”

LP Hose DISS 36”

LP Hose DISS 390”

LP Hose DIN 3m

LP Hose DISS 60”

LP Hose AGA 3m

LP Hose Drager 3m (5000497)

Pin Index Yoke Seal

Boom or Tower w/ Valve

Valve w/ Hoses & Mounting Brkt

Valve ONLY

iFS House Gas Connector DISS

iFS House Gas Connector NIST

iFS Trunk Case

Power Cord 90 Degree 16’

REQUIRED PERMITS SCHEDULE

1.              Connecticut Sales and Use Tax Permit dated November 29, 2012

2.              CT Department of Consumer Protection Registration

3.              Annual FDA Medical Device Establishment Registration,

•          510(k) Clearance Device Listing Numbers:

•                  D102043

•                  D10204

•                  D125653

•                  D150694

•                  D201448

•                  E605771

•                  D102044

4.              BSI Production Quality Assurance Certificate dated March 4, 2013

5.              BSI Quality Management System Certificate of Registration dated May 6, 2013

EXECUTION COPY

FIRST AMENDMENT TO FEE LETTER AND FIRST AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO FEE LETTER AND FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is dated as of November 6, 2014, by and among SURGIQUEST, INC., a Delaware corporation, (“Borrower”), MIDCAP FUNDING V, LLC, a Delaware limited liability company, in its capacity as agent (“Agent”) for the lenders under the Credit Agreement (as defined below) (“Lenders”), and the Lenders.

W I T N E S S E T H:

WHEREAS, Borrower, Lenders and Agent are parties to that certain Credit and Security Agreement, dated as of May 29, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein have the meanings given to them in the Credit Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof;

WHEREAS, Borrower, Lenders and Agent are parties to that certain fee letter, dated as of May 29, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Fee Letter”), pursuant to which Borrower has agreed to pay Agent and Lenders certain fees in accordance with the terms and conditions thereof;

WHEREAS, Borrower, Agent and Lenders desire to amend certain provisions of the Credit Agreement in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1.                                      Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that all Credit Extensions made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Credit Agreement and the other Financing Documents, remain owing by Borrower to Agent and Lenders on the terms set forth in the Credit Agreement, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2.                                      Amendment to Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 7 below, the Agent and Lenders hereby agree that the Credit Facility Schedule of the Credit Agreement is hereby amended by adding a new Credit Facility #3 (attached hereto as Exhibit A) to the Credit Facility Schedule after the end of Credit Facility #2. The parties hereto further agree that Credit Facility #3 shall be governed in all respects by the terms and conditions of the Credit Agreement and the other Loan Documents, in each case as amended, restated, supplemented or otherwise modified from time to time, and shall constitute a “Term Credit Facility” under and as defined in the Credit Agreement, and the $5,000,000 to be funded on the Amendment Effective Date shall constitute a “Credit Extension” under and as defined in the Credit Agreement.

3.                                      Amendment to Fee Letter. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 7 below, the Agent and Lenders hereby agree that the Fee Letter is hereby amended by changing the references to “Three Percent (3.00%)” in all places where referenced therein to “Four Percent (4.00%)”. The parties hereto further agree that, for the avoidance of doubt, the reference to the “Term Credit Facility” in the Fee Letter shall include the Credit Extension funded as Credit Facility #3 in accordance with this Agreement.

4.                                      No Other Amendments. Except for the amendments set forth and referred to in Sections 2 and 3 above, the Credit Agreement and the other Financing Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and reaffirms all of its obligations under the Credit Agreement and the other Financing Documents as amended by this Agreement. Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

5.                                      Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower does hereby warrant, represent and covenant to Agent and Lenders that (i) each representation or warranty of Borrower set forth in the Credit Agreement and other Financing Documents are hereby restated and reaffirmed as true, accurate and complete in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and provided, further, that those representations and warranties expressly referring to a specific date were true, accurate and complete in all material respects as of such date), (ii) both before and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing and (iii) Borrower has the power and is duly authorized and has obtained all necessary consents and has taken all necessary actions to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

6.                                      First Amendment Fee. To induce Lenders to make the Credit Extension under Tranche #3 contemplated herein, on the Amendment Effective Date, Borrower shall pay to Agent, for the benefit of Lenders, a non-refundable amendment fee (the “First Amendment Fee”) in an amount equal to $25,000.00, which fee shall be fully earned when paid.

7.                                      Condition Precedent to Effectiveness of this Agreement. This Agreement shall become effective as of the date (the “Amendment Effective Date”) upon which:

2

(a)                                 Agent and Lenders shall have received the First Amendment Fee, and Borrower shall have reimbursed Agent and Lenders for all fees, costs and expenses presented as of the Amendment Effective Date;

(b)                                 Agent shall have received an executed Secretary’s Certificate in form and substance satisfactory to Agent;

(c)                                  Agent shall have received a certificate, executed by a Responsible Officer of Borrower, in form and substance satisfactory to Agent;

(d)                                 Agent shall have received an executed disbursement letter in form and substance satisfactory to Agent;

(e)                                  Agent shall have received an Amended and Restated Secured Promissory Note in the original principal amount of $22,000,000 in respect of the Term Credit Facilities in form and substance satisfactory to Agent;

(f)                                   Agent shall have received an executed Credit Extension Form, and for the avoidance of doubt, notwithstanding the requirements of Section 2.3(a) of the Credit Agreement, the Credit Extension form for the funding of Tranche #3 may be delivered on the Amendment Effective Date;

(g)                                  Agent shall notify Borrower in writing that Agent has received one or more counterparts of this Agreement duly executed and delivered by Borrower, Agent and Lenders, in form and substance satisfactory to Agent and Lenders; and

(h)                                 Agent shall have received all other documents and instruments as Agent or any Lender may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Agreement.

8.                                      Release.

(a)                                 In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and each of its Affiliates and Subsidiaries and each of their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which

3

Borrower or any of its successors, assigns, or other legal representatives may own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Financing Documents or transactions thereunder or related thereto.

(b)                                 Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

9.                                      Covenant Not To Sue. Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to Section 8 above. If Borrower or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

10.                               Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

11.                               Severability of Provisions. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.                               Counterparts. This Agreement may be executed in multiple counterparts (including by electronic mail (including but not limited to pdf) transmittal of executed signature pages), each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

13.                               GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

14.                               Entire Agreement. The Credit Agreement and the other Financing Documents as and when amended through this Agreement embody the entire agreement between the parties

4

hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

15.                               No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Time is of the essence for this Agreement.

16.                               Costs and Expenses. Subject to the terms of this Agreement and any other Financing Documents, Borrower agrees to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of this Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby.

[Remainder of page intentionally blank; signature pages follow.]

5

AGENT:

MIDCAP FUNDING V, LLC,
as Agent for Lenders

By:	/s/ Colleen S. Kovas	(SEAL)
Name:	Colleen S. Kovas
Title:	Its Authorized Signatory

LENDERS:

MIDCAP FUNDING V, LLC

By:	/s/ Colleen S. Kovas	(SEAL)
Name:	Colleen S. Kovas
Title:	Its Authorized Signatory

FIRST AMENDMENT TO FEE LETTER AND FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:			SURGIQUEST, INC. INCORPORATED 2006

SURGIQUEST, INC.

By:	/s/ Kurt Azarbarzin	(SEAL)
Name:	Kurt Azarbarzin
Title:	CEO

FIRST AMENDMENT TO FEE LETTER AND FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

EXHIBIT A

Credit Facility #3:

Credit Facility and Type:                             Term

Lenders for and their respective Applicable Commitments to this Credit Facility:

Lender	Applicable Commitment
MidCap Funding V, LLC	$5,000,000

The following defined terms apply to this Credit Facility:

Applicable Funding Conditions: Satisfaction of all conditions precedent set forth in Section 7 of that certain First Amendment to Fee Letter and First Amendment to Credit Agreement, dated as of November 6, 2014, by and among the Borrower, Agent, and Lenders (the “First Amendment”)

Applicable Interest Period: means the one-month period starting on the first (1st) day of each month and ending on the last day of such month; provided, however, that the first (1st) Applicable Interest Period for each Credit Extension under this Facility shall commence on the date that the applicable Credit Extension is made and end on the last day of such month.

Applicable Floor: means 50/100 percent (0.50%) per annum for the Applicable Libor Rate.

Applicable Margin: a rate of interest equal to seven and 50/100 percent (7.50%) per annum.

Applicable Prepayment Fee: means the following amount, calculated as of the date (the “Accrual Date”) that the Applicable Prepayment Fee becomes payable in the case of prepayments required under the Financing Documents or the date any voluntary prepayment is made: (a) for an Accrual Date on or after the Closing Date through and including the date which is twelve (12) months after the Closing Date, two percent (2.0%) multiplied by the amount of the Credit Extensions made under the Agreement; (b) for an Accrual Date after the date which is twelve (12) months after the Closing Date through and including the date immediately preceding the Maturity Date, one percent (1.0%) multiplied by the amount of the Credit Extensions made under the Agreement.

Closed Period: not applicable.

Commitment Commencement Date: the Amendment Effective Date (as defined in the First Amendment)

Commitment Termination Date: the earliest to occur of (a) the close of the Business Day following the Amendment Effective Date, (b) an Event of Default, (c) the existence of any Default, or (d) the Maturity Date.

Minimum Credit Extension Amount: $5,000,000

Permitted Purpose: not applicable.